Exhibit 2.1

                AW Compost Partners LLC Stock Purchase Agreement
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                            STOCK PURCHASE AGREEMENT

                                     between

                      COMPOST AMERICA HOLDING COMPANY, INC.

                                       and

                            AW COMPOST PARTNERS, LLC

                           Dated as of April 27, 1998

================================================================================
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                                TABLE OF CONTENTS

                                    ARTICLE I
SECTION 1.01. Definitions ...................................................  1


                                   ARTICLE II
SECTION 2.01. Authorization, Purchase and Sale of Shares ....................  7
SECTION 2.02. Closing .......................................................  7


                                   ARTICLE III
SECTION 3.01. Organization and Qualification; Subsidiaries ..................  8
SECTION 3.02. Certificate of Incorporation and By-Laws ......................  8
SECTION 3.03. Capitalization ................................................  8
SECTION 3.04. Authority ..................................................... 10
SECTION 3.05. No Conflict; Required Filings and Consents .................... 10
SECTION 3.06. Common Stock; Series D Preferred Stock ........................ 11
SECTION 3.07. Compliance with Laws .......................................... 11
SECTION 3.08. SEC Filings; Financial Statements ............................. 11
SECTION 3.09. Financial Statements .......................................... 12
SECTION 3.10. Absence of Undisclosed Liabilities ............................ 12
SECTION 3.11. Absence of Certain Changes, Events and Conditions;
               Conduct in the Ordinary Course ............................... 12
SECTION 3.12. Employee Benefit Matters ...................................... 15
SECTION 3.13. Real Property ................................................. 16
SECTION 3.14. Tangible Personal Property .................................... 17
SECTION 3.15. Intellectual Property ......................................... 17
SECTION 3.16. Environmental Matters ......................................... 20
SECTION 3.17. Litigation .................................................... 22
SECTION 3.18. Insurance ..................................................... 22
SECTION 3.19. Material Contracts ............................................ 23
SECTION 3.20. Licenses and Permits .......................................... 25
SECTION 3.21. Labor Matters ................................................. 25
SECTION 3.22. Taxes ......................................................... 25
SECTION 3.23. Miami Recycling and Composting Project ........................ 27
SECTION 3.24. Newark Recycling and Composting Project ....................... 28
SECTION 3.25. Private Offering .............................................. 28
SECTION 3.26. Brokers ....................................................... 28
SECTION 3.27. Disclosure Schedule and Disclosure Documents;
               Accuracy of Information ...................................... 28


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                                   ARTICLE IV
SECTION 4.01. Financial Information and Material Contracts of Longo ......... 29
SECTION 4.02. Railcars, Containers and Equipment ............................ 31
SECTION 4.03. The New York City Contract .................................... 31
SECTION 4.04. Licenses and Permits .......................................... 32

                                    ARTICLE V
SECTION 5.01. Corporate Organization ........................................ 32
SECTION 5.02. Authority ..................................................... 32
SECTION 5.03. No Conflict; Required Filings and Consents .................... 32
SECTION 5.04. Funds ......................................................... 33
SECTION 5.05. Investment Purpose ............................................ 33
SECTION 5.06. Brokers ....................................................... 33

                                   ARTICLE VI
SECTION 6.01  Use of Proceeds; Redemption; Issuance Restrictions ............ 35
SECTION 6.02. Bedminster Matters ............................................ 34

                                   ARTICLE VII
SECTION 7.01. Indemnity ..................................................... 34
SECTION 7.02. Returns and Payments .......................................... 34
SECTION 7.03. Contests ...................................................... 35
SECTION 7.04. Time of Payment ............................................... 35
SECTION 7.05. Conveyance Taxes .............................................. 35
SECTION 7.06. Miscellaneous ................................................. 35

                                  ARTICLE VIII
SECTION 8.01. Conditions to Obligations of the Purchaser .................... 36
SECTION 8.02. Conditions to Obligations of the Company ...................... 38

                                   ARTICLE IX
SECTION 9.01. Survival of Representations and Warranties .................... 39
SECTION 9.02. Indemnification by the Company ................................ 39
SECTION 9.03. Indemnification by the Purchaser .............................. 42
SECTION 9.04. Materiality ................................................... 42
SECTION 9.05. Time Period; Dollar Threshold ................................. 42
SECTION 9.06. Notice and Defense ............................................ 43


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                                    ARTICLE X
SECTION 10.01. Amendment .................................................... 43
SECTION 10.02. Waiver ....................................................... 43

                                   ARTICLE XI
SECTION 11.01. Notices ...................................................... 44
SECTION 11.02. Entire Agreement; Assignment ................................. 45
SECTION 11.03. Parties in Interest .......................................... 45
SECTION 11.04. Governing Law ................................................ 45
SECTION 11.05. Jurisdiction, Etc. ........................................... 45
SECTION 11.06. Headings ..................................................... 46
SECTION 11.07. Counterparts ................................................. 46
SECTION 11.08. Specific Performance ......................................... 46
SECTION 11.09. Expenses ..................................................... 46

EXHIBIT A Disclosure Documents
EXHIBIT B Certificate of Designation of Series D Preferred Stock
EXHIBIT C Certificates of Designation of Preferred Stock, Series A, Series B and
          Series C
EXHIBIT D Form of Opinion of Greenberg Traurig
EXHIBIT E Registration Rights Agreement
EXHIBIT F Officer's Certificate of the Company
EXHIBIT G Officer's Certificate of the Purchaser

DISCLOSURE SCHEDULE


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            STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 27,
1998, between COMPOST AMERICA HOLDING COMPANY, INC., a New Jersey corporation (the "Company"), and AW COMPOST PARTNERS, LLC, a limited liability company organized under the laws of Delaware ("Purchaser").

                                   WITNESSETH:

            WHEREAS, the Company desires to authorize, issue, and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Series D Preferred Stock (as hereinafter defined) and 1,627,980 shares of the Company's common stock (the "Common Stock") on the terms and subject to the conditions set forth in this Agreement; and

            WHEREAS, the Company intends to use the Purchase Price proceeds for authorized corporate purposes;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

            "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the first mentioned Person.

            "AMR" means American Marine Rail, L.L.C., a New Jersey limited liability company.

            "AMR Opinion" means the option of the Purchaser to convert the Series D Preferred Stock into ownership interests in AMR as provided in the Certificate of Designation of the Series D Preferred Stock.

            "Articles of Incorporation" means the Restated Articles of Incorporation of the Company, as amended through the date hereof.

            "Bankruptcy Proceeding" has the meaning specified in Section 8.01.

            "Bedminster Miami" has the meaning specified in Section 6.03.
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            "Board" means the Board of Directors of the Company.

            "Business" means the construction or management of enclosed organic material recycling compost manufacturing plants.

            "Business Day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Standard Time.

            "By-Laws" means the Restated By-Laws of the Company, as amended through the date hereof.

            "CERCLA" has the meaning specified in the definition of "Environmental Laws".

            "CERCLIS" means the Comprehensive Environmental Responsive, Compensation and Liability Information System, 42 U.S.C. ss. 9616(a).

            "Closing" means the completion of the transactions specified herein relating to the purchase and sale of the Series D Preferred Stock and the Common Stock as contemplated by Section 2.01 hereof

            "Closing Date" means the date on which the Closing shall occur.

            "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

            "Collective Bargaining Agreements" has the meaning specified in
Section 3.21.

            "Common Stock" means the common stock of the Company, no par value.

            "Company Loss" has the meaning specified in Section 9.03.

            "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and/or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

            "Disclosure Documents" mean the documents which are listed in Exhibit A hereto and are incorporated by reference herein.

            "Disclosure Schedule" means the Disclosure Schedule attached hereto and forming a part of this Agreement.

            "EBITDA" means earnings before interest, income taxes, depreciation and amortization.


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            "Encumbrance" means any security interest, pledge, mortgage, lien
(including environmental liens), charge or (as determined to the best of the Company's knowledge after due inquiry) adverse claim, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, but excluding such Encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect.

            "Environmental Laws" means any law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required to operate the Business on the Real Property under any applicable Environmental Law.

            "Equipment Debt Refinancing" means the refinancing of Longo's equipment debt in the maximum principal amount of $10,000,000.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "Financial Statements" has the meaning specified in Section 3.09.

            "GAAP" means U.S. generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

            "Governmental Authority" means any United States federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal, judicial or arbitral body.

            "Hazardous Substances" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law in such levels beyond those permitted by applicable Environmental Laws.

            "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, absolute or contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, other than trade obligations incurred in the ordinary course of


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business, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptances, letters of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (4) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through ((f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

            "Intellectual Property" means patents, patent registrations and patent applications, trademarks, service marks, trademark rights, trade names, trade name rights, registered copyrights and trade secrets owned or used by the Company or any of its Subsidiaries in the conduct of its business.

            "Interim Financial Statements" has the meaning specified in Section 3.09.

            "IRS" means the United States Internal Revenue Service.

            "Leased Real Property" means the real property leased by the Company or its Subsidiaries, together with, to the extent leased by the Company or its Subsidiaries, all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property owned by the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

            "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including, without limitation, those arising under any law, rule, regulation or order by a Governmental Authority and those arising under any contract, agreement, commitment or undertaking.


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            "Licensed Intellectual Property" means all Intellectual Property licensed or sublicensed to the Company or any Subsidiary from a third party.

            "Longo" or "EPIC" means R.J. Longo Construction Co., Inc., d/b/a EPIC, a wholly-owned subsidiary of the Company.

            "Loss" has the meaning specified in Section 9.03.

            "Material Adverse Effect" means any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is, or is reasonably likely to be, materially adverse to the Business, operations, properties (including intangible properties), condition (financial or otherwise), assets, Liabilities, results of operations or financial or business prospects of the Company and its Subsidiaries taken as a whole.

            "Miami Project" has the meaning specified in Section 3.23.

            "Multiemployer Plan" has the meaning specified in Section 3.12.

            "New York City Contract" means the Supply and Service Agreement between The City of New York Department of Environmental Protection and R.J. Longo Construction Company, Inc. d/b/a/ EPIC.

            "Newark Project" has the meaning specified in Section 3.24.

            "Owned Intellectual Property" means all Intellectual Property in and to which the Company or any Subsidiary holds, or has a right to hold, any right, title and interest.

            "Owned Real Property" means the real property owned by the Company or its Subsidiaries, together with all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or its Subsidiaries attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

            "Person" means an individual, corporation, partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

            "Plans" has the meaning specified in Section 3.12.

            Preferred Stock" means the shares of Preferred Stock Series A of the Company, no par value, the shares of Preferred Stock Series B of the Company, no par value, the shares of Preferred Stock Series C of the Company, no par value, and the shares of Preferred Stock Series D of the Company, no par value, which shall have the rights and terms set forth in Exhibit B hereto.


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            "Preferred Stock Series A" means the Series A Preferred Stock of the
Company, no par value.

            "Preferred Stock Series B" means the Series B Preferred Stock of the Company, no par value.

            "Preferred Stock Series C" means the Series C Preferred Stock of the Company, no par value.

            "Preferred Stock Series D" means the Series D Preferred Stock of the Company, no par value.

            "Purchase Price" has the meaning specified in Section 2.01.

            "Purchaser Loss" has the meaning specified in Section 9.02.

            "Real Property" means the Leased Real Property and the Owned Real Property.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 27, 1998 between the Company and the Purchaser.

            "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

            "Remedial Action" means all action to (i) clean up, remove, treat or handle in any other way Hazardous Substances in the environment; (ii) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or the environment; or (iii) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring on, about or in any Real Property with respect to any Release of Hazardous Substances.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "Subsidiary" or "Subsidiaries" means any corporation, partnership, joint venture or other legal entity of which the Company or any other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, fifty percent or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.


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            "Tangible Personal Property" means machinery, equipment, tools, supplies, furniture, fixtures, vehicles, railcars and other tangible personal property.

            "Tax" or "Taxes" means all income, gross receipts, sales, use, transfer, employment, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

                                   ARTICLE II

                      PURCHASE AND SALE OF SHARES; CLOSING

            SECTION 2.01. Authorization, Purchase and Sale of Shares. (a) Upon the terms and subject to the conditions set forth herein, at the Closing, the Company shall authorize, issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (i) 17,500 shares of Preferred Stock Series D (the "Series D Preferred Stock") representing 100% of the authorized shares of Series D Preferred Stock and (ii) 1,627,980 shares of Common Stock for an aggregate Purchase Price of $1,750,000 ("Purchase Price"). The Purchase Price shall be paid in the form of cash of $554,413 and the cancellation of the Company's promissory notes in the outstanding aggregate principal amount of $1,195,587 (the "Company Notes").

            The Series D Preferred Stock shall have the rights and terms set forth in Exhibit B hereto.

            SECTION 2.02. Closing. (a) The Closing of the purchase and sale of the Series D Preferred Stock and the Common Stock shall take place upon the satisfaction of the conditions set forth herein at the offices of Greenberg Traurig, MetLife Building, 200 Park Avenue, New York NY 10166, or at such other time and place as the Company and the Purchaser may mutually agree in writing.

            (b) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser: (i) stock certificates evidencing the Series D Preferred Stock and the Common Stock registered in the name of the Purchaser (or its designee); (ii) the certificates referred to in Sections 8.01(a) and (d);
(iii) the legal opinions referred to in Sections 8.01(k); (iv) a receipt for the Purchase Price; (v) other documents referred to in Section 8.01; and (vi) such other documents as the Purchaser shall reasonably request.

            (c) At the Closing, the Purchaser shall deliver to the Company: (i) the cash portion of the Purchase Price, by wire transfer, to an account or accounts designated by the Company at least three Business Days prior to the Closing Date; (ii) the Company Notes marked "cancelled"; (iii) the certificate referred to in Section 8.02(a); and (iv) a receipt for the Series D Preferred Stock and the Common Stock.


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                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to the Purchaser that:

            SECTION 3.01. Organization and Qualification; Subsidiaries. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation, and has the requisite power and authority to own, lease and operate their properties and carry on their business in all material respects as presently owned or conducted. Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except those jurisdictions, if any, in which the failure to be so duly qualified or licensed and in good standing would not, taken as a whole, have a Material Adverse Effect. The Disclosure Documents set forth a complete and correct list of each of the Subsidiaries of the Company and each Affiliate of the Company. Each such Subsidiary is directly or indirectly wholly owned by the Company, unless otherwise indicated in the Disclosure Documents, which Disclosure Documents set forth all other owners of each such Subsidiary not directly or indirectly wholly owned by the Company, including their percentage of ownership in such entity and further explain any differences between the percentage of such ownership and any rights of such owner with respect to the cash flow of such entities and further including all Persons who have any rights to become such owner in the future. Other than the Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Subsidiaries, the Company is not a member of (nor is any part of its business conducted through) any partnership, nor is the Company a participant in any joint venture or similar arrangement.

            SECTION 3.02. Certificate of Incorporation and By-Laws. The Company has heretofore furnished to the Purchaser as to itself and as to EPIC, Miami Recycling & Composing Company ("Miami Recycling") and Newark Recycling & Composing Co., Inc. ("Newark Recycling") a complete and correct copy of the Certificate of Incorporation and the By-Laws, each as amended through the date hereof, each of which is in full force and effect as of the date hereof. Neither the Company, EPIC, Miami Recycling or Newark Recycling is in violation of any of the provisions of the respective Certificates of Incorporation or By-Laws, and to the Company's knowledge, its other Subsidiaries are not in violation of any of the provisions of their charters of incorporation, by-laws or equivalent organizational documents.

            SECTION 3.03. Capitalization. (a) As of the close of business on April 6, 1998, the authorized capital stock of the Company consisted of (x) 25,000,000 shares of preferred stock, of which (i) 169,000 shares of Preferred Stock Series A are issued and outstanding, (ii) 401,000 shares of Preferred Stock Series B are issued and outstanding (and 800,000 additional Preferred Stock Series B shares are issuable upon conversion from the Convertible Note referred to in Section 6.01(c)) and (iii) 91,000 shares of Preferred Stock Series C are issued and outstanding, and (y) 50,000,000 shares of


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Common Stock, of which (i) 36,980,805 are issued and outstanding, (ii) 140,000 shares of Common Stock are held in the treasury of the Company, (iii) an aggregate of 1,201,000 shares of Common Stock are reserved for issuance upon conversion of the Preferred Stock Series B (the Preferred Stock Series C is convertible to Common Stock, but not until May 4, 1999 at the earliest and accordingly any Common Stock resulting from such a conversion is not included in the calculations contained in this paragraph), and (iv) 7,498,258 shares of Common Stock are reserved for options, warrants or other similar rights pursuant to those agreements listed on Schedule 3.03(b)(l) attached hereto (for a total of 46,621,063 Common Stock issued and reserved for issuance). As indicated in
Part II of Schedule 3.03(d), additional shares of Common Stock (including but not limited to the 1,627,980 shares of Common Stock for the Purchaser) will be issuable in conjunction with the issuance of the Series D Preferred Stock.

            (b) Except as set forth in this Section 3.03 or in the Disclosure Schedule or in Schedule 3.03(b)(l) of the Disclosure Schedule as to the Company,
Schedule 3.03(b)(2) as to EPIC and Schedule 3.03(b)(3) as to the other Subsidiaries or Affiliates of the Company, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries or Affiliates is a party or obligating the Company or any of its Subsidiaries or Affiliates to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries or Affiliates. Except as set forth in Schedule 3.03(b)(l), (2) or
(3) of the Disclosure Documents, there are no outstanding contractual obligations of the Company or any of its Subsidiaries or Affiliates to repurchase, redeem or otherwise acquire any of the capital stock of the Company or any Subsidiary or Affiliate or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or Affiliate or any other entity. Except as set forth in Part II of Schedule 3.06(d), no antidilution adjustments are required to be made in connection with the issuance of the Series D Preferred Stock and the Common Stock. Each of the outstanding shares of capital stock of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is owned by the Company, directly or indirectly, free and clear of all Encumbrances.

            (c) Except as set forth herein and on Schedule 3.03(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries and Affiliates is a party to any agreement granting registration rights to any Person with respect to any equity or debt securities of the Company.

            (d) Schedule 3.03(d) of the Disclosure Schedule contains a complete and accurate list of the names and the addresses of each Person owning shares of capital stock of the Company and each Subsidiary representing 5% or more of the outstanding shares of Common or Preferred Stock of such company, as the case may be, and the corresponding number of shares and the certificate number evidencing such shares owned by such Person as of March 31, 1998. Schedule 3.03(d) of the Disclosure Schedule further contains a listing of all shares of stock (common and preferred) to be owned by the Holders of the Series A, Series C and Series D Holders immediately after the issuance of the Series D Preferred Stock.

            (e) Except as otherwise disclosed in the Disclosure Documents, none of the Persons listed on Schedule 3.03 (d) of the Disclosure Schedule, and no officer or director of the Company, or


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any Subsidiary and no relative or spouse who resides with, or is a dependent of, any such Person, has any interest in any business enterprise (other than the Company or any Subsidiary) which engages in any of the businesses in which the Company or any of its Subsidiaries engage or which are suppliers to, or purchasers from, the Company or its Subsidiaries.

            (f) Exhibit C hereof sets forth the terms and conditions (including, without limitation, any rights and preferences) of the Preferred Stock, Series A, Series B and Series C.

            SECTION 3.04. Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations and to consummate the transactions contemplated hereunder including the issuance of the Series D Preferred Stock and the Common Stock. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by the Purchaser and payment for the Series D Preferred Stock and the Common Stock as contemplated by this Agreement, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            SECTION 3.05. No Conflict; Required Filings and Consents. (a) Assuming the satisfaction of the conditions set forth in Article VIII hereof, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement (including, without limitation, the consummation of the transactions contemplated hereunder and the issuance, exchange or redemption, if any, of the Series D Preferred Stock) will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws, (ii) conflict with or violate the certificates of incorporation or by-laws or equivalent organizational documents of any of the Company's Subsidiaries, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its Subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or its or any of their respective properties are bound or affected, except in the case of clauses (ii), (iii) and
(iv) above for such conflicts which would not, taken as a whole, have a Material Adverse Effect.

            (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company (including, without limitation, the consummation of the transactions contemplated hereunder) will not, require any consent, approval, authorization or permit which has not been obtained.

            SECTION 3.06. Common Stock; Series D Preferred Stock. Assuming all conditions set forth in Article VIII are satisfied, following the consummation of the transactions hereunder, all shares of Common Stock and Series D Preferred Stock subject to issuance pursuant to this Agreement, upon issuance against payment therefor as contemplated by this Agreement and all ownership interests in AMR to be received upon conversion of the Series D Preferred Stock and Common Stock into ownership interests of AMR, as the case may be, shall (a) be duly authorized, validly issued, fully paid and nonassessable and (b) not be subject to any Encumbrances. With respect to the shares of Common Stock, such shares shall have accorded to them full voting rights in accordance with the Articles of Incorporation of the Company and New Jersey law. With respect to the AMR Option, shares of the Series D Preferred Stock and the Common Stock will be convertible into ownership interests in AMR in accordance with the terms of the Series D Preferred Stock.

            SECTION 3.07. Compliance with Laws. Neither the Company nor any of its Subsidiaries is in conflict with, or in violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of its or their respective properties are bound or affected, except for any such conflicts or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 3.08. SEC Filings; Financial Statements. The Company has filed all forms, reports, statements and documents required to be filed with the SEC since April 30, 1995 (the "Company SEC Reports"). The Company SEC Reports
(i) were each prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder (the "Exchange Act"), as the case may be, and
(ii) except as disclosed in Section 3.08 of the Disclosure Schedule, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports has been prepared in accordance with GAAP (except as may be indicated in the notes thereto), and each presents fairly the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. Except as would not have a Material Adverse Effect, and except for (i) liabilities reflected in the Disclosure Documents, (ii) liabilities incurred in the ordinary course of business of the Company and its Subsidiaries subsequent to April 30, 1997, and (iii) liabilities incurred with respect to the Equipment Debt Refinancing, the Company and its Subsidiaries have no liabilities that are material to the Company and its Subsidiaries, taken as a whole, and there is no existing condition or set of circumstances that could reasonably be expected to result in any such liability.

            SECTION 3.09. Financial Statements. True and complete copies of (i) the audited consolidated balance sheets of the Company for each of the fiscal years ended as of April 30, 1996 and April 30, 1997, and the related audited consolidated statements of income, cash flows and changes in financial position of the Company, together with all related notes and schedules thereto, accompanied by the reports thereon or management letters from the Company's accountants (collectively, the "Financial Statements"), (ii) the unaudited balance sheets of the Company for the fiscal quarter ended January 31, 1998, and the related unaudited statements of income, cash flows, and changes in financial positions of the Company for each, together with all related notes and schedules thereto, which statements include all material known adjustments as of the date of such statements, subject to ordinary year-end adjustments which in the aggregate would not be material (collectively referred to herein as the "Interim Financial Statements") and (iii) the schedule of Indebtedness of the Company (the "Debt Schedule") as set forth in Schedule 3.09 of the Disclosure Schedule, as well as an aging of accounts payable, have been delivered by the Company to the Purchaser (including, without limitation, with respect to each debt, (i) the amount, (ii) the scheduled principal payments and (iii) the date of maturity of such instrument) and the Company and its Subsidiaries are current in all their Indebtedness as set forth in the Debt Schedule. The Financial Statements and the Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition, results of operations and cash flows of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with GAAP applied on a basis consistent with the past practices of the Company and throughout the periods involved and (xv) include all adjustments that are necessary for a fair presentation of the consolidated financial condition of the Company and the Subsidiaries, and the results of the operations and cash flows of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby (subject, in the case of Interim Financial Statements, to normal and recurring year-end adjustments).

            SECTION 3.10. Absence of Undisclosed Liabilities. There are no liabilities or obligations of the Company or its Subsidiaries (whether absolute, accrued, contingent or otherwise) that would be required to be reflected on a balance sheet or in the footnotes thereto prepared in accordance with GAAP, other than liabilities (a) reflected in or reserved against on the Financial Statements or Interim Financial Statements or the notes thereto, (b) described in Schedule 3.10 or Schedule 3.11 of the Disclosure Schedule or otherwise disclosed in the Disclosure Documents or (c) incurred by the Company or any of its Subsidiaries in the ordinary course of business subsequent to January 31, 1998.

            SECTION 3.11. Absence of Certain Changes. Events and Conditions; Conduct in the Ordinary Course. (a) Since January 31, 1998, except as disclosed in Schedule 3.11 of the Disclosure Schedule, there has not been any change having a Material Adverse Effect. Except as disclosed in Schedule 3.11 of the Disclosure Schedule, there are no conditions known to the Company existing, with respect to the markets, proposed marketing plans, facilities, capabilities or personnel of the Company, that reasonably could be expected to have a Material Adverse Effect.

            (b) Since January 31, 1998, the Company and the Subsidiaries have been operated, consistent with funds made available to them under their financing facilities, if any, only in the ordinary course and consistent with past practice. As amplification and not in limitation of the foregoing, except as disclosed in Schedule 3.11(b) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has, since January 31, 1998:

            (i) made any change in any method of accounting or accounting practice or policy used by the Company, other than such changes required by GAAP that are separately identified by the Company to the Purchaser in writing;

            (ii) consistent with funds made available to it under its financing facilities, if any, made any material changes in the customary methods of operations of the Company or any Subsidiary, including practices and policies relating to purchasing, inventory, marketing, selling or pricing;

            (iii) failed to maintain the Company's or any Subsidiary's Tangible Personal Property in good repair, ordinary wear and tear excepted;

            (iv) redeemed any of the Company's or any Subsidiary's capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of the Company's or any Subsidiary's capital stock or otherwise other than regular dividends paid by Longo in the ordinary course of business and consistent with past practice;

            (v) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company or any Subsidiary;

            (vi) amended or restated the Company's or any Subsidiary's Certificate of Incorporation or By-Laws;

            (vii) been merged with, entered into a consolidation with or acquired an interest of 5% or more in any Person, or acquired (by purchase, merger, consolidation, stock acquisition or otherwise) a substantial portion of the assets of any Person or any division or line of business thereof, or otherwise acquired assets other than in the ordinary course and in accordance with past practice;

            (viii) other than with respect to the Equipment Debt Refinancing, permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company or any Subsidiary to be subjected to any Encumbrance;

            (ix) other than with respect to the Equipment Debt Refinancing, made any loan to, guaranteed any indebtedness of or otherwise incurred any indebtedness on behalf of any Person;

            (x) made any capital expenditure or commitment for any capital expenditure in excess of $l00,000 individually or $250,000 in the aggregate;

            (xi) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person);

            (xii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.11(b), except for those contemplated by this Agreement;

            (xiii) allowed any permit or Environmental Permit that was issued or relates to the Company or any Subsidiary, or that otherwise relates to any Asset, to lapse or terminate, or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

            (xiv) other than with respect to the Equipment Debt Refinancing, incurred any Indebtedness in excess of $100,000 individually or $250,000 in the aggregate;

            (xv) amended, modified or consented to the termination of any Material Contract or the Company's or any Subsidiary's rights thereunder;

            (xvi) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, the Company or any Subsidiary has any right, title, interest or license;

            (xvii) failed to pay any creditor any material amount owed to such creditor when due;

            (xviii) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than a sale in the ordinary course of business consistent with past practice;

            (xix) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company or any Subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by law or any collective bargaining agreement and involving ordinary increases consistent with the past practices of the Company or such Subsidiary;

            (xx) written down or written up (or failed to write down or write up in accordance with GAAP consistent with past practice) the value of any inventories or receivables or revalued any assets of the Company or any Subsidiary other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

            (xxi) amended, terminated, cancelled or compromised any material claims of the Company or any Subsidiary or waived any other rights of substantial value to the Company or any Subsidiary; or

            (xxii) suffered any Material Adverse Effect.

            SECTION 3.12. Employee Benefit Matters. (a) Plans and Material Documents. Schedule 3.12(a) of the Disclosure Schedule lists all employee benefit plans (as defined under Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary (collectively, the "Plans"). The Company has furnished the Purchaser with a complete and accurate copy of each Plan and a complete and accurate copy of the following: (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, if applicable. Except as set forth in Schedule 3.12(a) of the Disclosure Schedule, the Company or any Subsidiary does not have any express or implied commitment, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan (other than with respect to a modification, change or termination required by ERISA or the Code), that would impose any material additional cost on the Company or any Subsidiary.

            (b) Absence of Certain Types of Plans. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan"), a single employer pension plan (within the meaning of Section 401(a)(15) of ERISA) or a plan intended to be qualified under Section 401(a) or 401(k) of the Code. None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control" of the Company, within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary except to the extent required by law. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof

            (c) Compliance with Applicable Law. Each Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable law, including, without limitation, ERISA and the Code, and the Company and any Subsidiary and each of their officers, employees and agents who are "fiduciaries" (within the meaning of Section 3(21) of ERISA) with respect to the Plans have always acted in accordance with the provisions of all applicable law, including, without limitation, ERISA and the Code; and the Company, Longo or any other Subsidiary has performed all material obligations required to be performed by it under, is not in any respect in material default under or in material violation of, and has no knowledge of any material default with regard to or material violation by any party to, any Plan. No material legal action, suit or claim is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such action, suit or claim.

            (d) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan that could give rise to any material liability being imposed on the Company or any Subsidiary. The Company or any Subsidiary has not incurred any material liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any material liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such material liability. Except as set forth in Schedule 3.12(d) of the Disclosure Schedule, the Company or any Subsidiary has not incurred any material liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any material liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or any single employer plan, and, to the best knowledge of the Company after due inquiry, no fact or event exists which could reasonably be expected to give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan.

            (e) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan on or before the date of this Agreement have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes (to the extent deductible) and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

            SECTION 3.13. Real Property. (a) Schedule 3.13(a) of the Disclosure Schedule contains a list of all of the Owned Real Property as of the date of such Schedule. The Company or any Subsidiary, as the case may be, has valid fee interests in all of its Owned Real Property and good and marketable title thereto, and such Owned Real Property is owned by the Company or such Subsidiary free and clear of all Encumbrances except (i) as disclosed in writing to the Purchaser and (ii) Encumbrances for current taxes not yet due and payable or being contested in good faith by appropriate proceedings.

            (b) Schedule 3.13(b) of the Disclosure Schedule contains a list of all of the Leased Real Property as of the date of such Schedule and a list of all leases and subleases pertaining to such Leased Property including all agreements in which the Company or any Subsidiary has an option to purchase or Lease any real property. Except as described in such Section of the Disclosure Schedule (i) there is no material violation of any law, rule or regulation by the Company or any Subsidiary, as the case may be, or known to the Company or any Subsidiary, as the case may be, relating to any of the Leased Real Property, (ii) the Company or any Subsidiary, as the case may be, is in peaceful and undisturbed possession of the Leased Real Property, and, so long as the lease remains in effect, there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used and (iii) the Company or any Subsidiary, as the case may be, has not leased or subleased any parcel or any portion of any parcel of Leased Real Property to any other Person, nor has the Company or any Subsidiary assigned its interest under any lease or sublease to any third party.

            (c) Each of the leases and subleases referred to in Section 3.13(b) is in full force and effect and constitutes a legal, valid and binding obligation of the respective parties thereto, and the Company or any Subsidiary, as the case may be, is not in material default or breach of (with or without the giving of notice or the passage of time) any such leases or subleases. To the knowledge of the Company, no third party is in material breach of any of such leases or subleases.

            SECTION 3.14. Tangible Personal Property. (a) Schedule 3.14(a) of the Disclosure Schedule contains a list of all Tangible Personal Property valued at $5,000 or more used in the Business or owned or leased by the Company and its Subsidiaries as of the date of the Disclosure Schedule. Except for changes made in the ordinary course of business since November 3, 1997, the Company or any such Subsidiary owns such Tangible Personal Property reflected on the Financial Statements, free and clear of all Encumbrances.

            (b) Schedule 3.14(b) of the Disclosure Schedule contains a list, as of the date of such Schedule, of all leased Tangible Personal Property requiring lease payments of $25,000 or more per year leased by the Company and its Subsidiaries. Except for changes made in the ordinary course of business since November 3, 1997 as would not materially adversely affect the present use of such leased Tangible Personal Property or as would not have a Material Adverse Effect, with respect to each such lease:

            (i) such lease is in full force and effect and is a legal, valid and binding obligation of the Company or the Subsidiary party thereto, and is enforceable by the Company or such Subsidiary in accordance with its terms;

            (ii) the Company or such Subsidiary is in peaceful and undisturbed possession of the Tangible Personal Property subject to such lease; and

            (iii) there has been no notice of default under any lease received by the Company or such Subsidiary that is still in effect; none of the Company or any Subsidiary is in material breach or default of any such lease; and no event has occurred that, with a notice or lapse or time or both, would constitute such a material default or permit the termination, modification or acceleration of such lease.

            SECTION 3.15. Intellectual Property. (a) Schedule 3.15(a)(i) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a complete identification of each patent and patent application and each trademark registration or application for trademark registration thereof, of all Owned Intellectual Property (except unregistered copyrights), and Schedule 3.l5(a)(ii) of the Disclosure Schedule sets forth, a true and complete list and a brief description, including a description of any license or sublicense thereof, of all Licensed Intellectual Property. Except as otherwise described in Schedule
3.1 5(a)(i) of the Disclosure Schedule, in each case where a trademark registration or patent or application for trademark registration or patent listed is held by assignment, the assignment has been duly recorded with the state or national Trademark Office from which the original trademark registration issued or before which the application for trademark registration is pending, or the assignment has been duly recorded in the national or international Patent Office from which the original patent issued or before which the application for patent is pending. To the best knowledge of the Company after due inquiry, the rights of the Company or any Subsidiary, as the case may be, in or to such Intellectual Property do not conflict with or infringe on the rights of any other Person, and none of the Company or any Subsidiary has received any claim or written notice from any Person to such effect.

            (b) (i) All the Owned Intellectual Property is owned by the Company or a Subsidiary, as the case may be, free and clear of any Encumbrance and the Company or such Subsidiary, as the case may be, holds the entire right, title, and interest in and to same, and (ii) no claim, action, suit, arbitration, inquiry, proceeding or investigation by or before a Governmental Authority has been made or asserted or is pending (or, to the best knowledge of the Company after due inquiry, threatened) against the Company or any Subsidiary either (A) based upon, or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of, any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company or any Subsidiary are being provided, manufactured or sold in violation of any rights of any Person. To the best knowledge of the Company after due inquiry, no Person is using any trademarks, service marks, trade names or similar property that is confusingly similar to the Owned Intellectual Property, and no Person is making, using, selling, publishing or copying anything that infringes upon the Owned Intellectual Property or upon the rights of the Company or any Subsidiary therein. None of the Company or any Subsidiary has granted any license or other right to any other Person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property or Licensed Intellectual Property.

            (c) The Company represents and warrants to the Purchaser that none of the Company or any Subsidiary nor any operation of the business of the Company or any Subsidiary infringes any patent, trademark, service mark, copyright or similar right of any Person, nor has the Company or any Subsidiary misappropriated or wrongfully disclosed any trade secret, proprietary right or similar right of any Person.

            (d) The Company represents and warrants to the Purchaser that, to the best knowledge of the Company after due inquiry, no Person has made any claim or allegation that any of the Company or any Subsidiary infringes any patent, trademark, service mark, copyright or similar right of any Person or has misappropriated or wrongfully disclosed any trade secret, proprietary right or similar right of any person.

            (e) With respect to all Licensed Intellectual Property and Owned Intellectual Property, to the best knowledge of the Company after due inquiry, the registered user provisions of all nations requiring such registrations have been complied with in all material respects. With respect to all owned Intellectual Property and Licensed Intellectual Property, all required maintenance fees or annuities have been paid in a timely manner.

            (f) The Company has, or has caused to be, delivered to the Purchaser correct and complete copies of all the material licenses and sublicenses for all Licensed Intellectual Property referred to in Section 3.15(a) hereof and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

            (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.15(f), is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

            (ii) except as otherwise set forth in Schedule 3.l5(a)(ii) of the Disclosure Schedule, such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

            (iii) except as otherwise disclosed in Schedule 3.l5(a)(ii) of the Disclosure Schedule, with respect to each such license or sublicense: (A) none of the Company or any Subsidiary has received any notice or threat of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Company or any such Subsidiary thereunder, (B) none of the Company or any Subsidiary has received any notice of a breach of or default under such license or sublicense, which breach or default has not been cured, and (C) none of the Company or any such Subsidiary has granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

            (iv) none of the Company, any Subsidiary or (to the best knowledge of the Company after due inquiry) any other party to such license or sublicense is in breach or default in any material respect, and, to the best knowledge of the Company after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

            (v) no claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority has been made or asserted or is pending (or, to the best knowledge of the Company after due inquiry, threatened) against the Company or any

      Subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by the Company or any such Subsidiary of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks or in violation of any other rights of any Person; and

            (vi) To the best knowledge of the Company after due inquiry, no Person is using any trademarks, service marks, trade names or similar property that is confusingly similar to the Licensed Intellectual Property, and no Person is making, using, selling, publishing or copying anything that infringes upon the Licensed Intellectual Property or upon the rights of the Company or any Subsidiary thereto.

            (g) The Company is not aware of anything or any reason that would prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

            (h) The Intellectual Property described in Schedules 3.15(a)(i) and
(ii) of the Disclosure Schedule constitutes all the Intellectual Property used or held or intended to be used by the Company or any Subsidiary and constitutes all such Intellectual Property necessary for the conduct of the Business, and there are no other items of Intellectual Property that are material to the Company or any Subsidiary or the Business.

            SECTION 3.16. Environmental Matters. Except as set forth on Schedule
3.16 of the Disclosure Schedule:

            (a) All facilities and property presently owned or leased by the Company or any of its Subsidiaries are, and continue to be, owned and operated by the Company and its Subsidiaries in material compliance with all applicable Environmental Laws. All past noncompliance with Environmental Laws or Environmental Permits has been resolved without any material pending, ongoing or future obligation, cost or liability, and except as to Environmental Permits not yet obtained for facilities under development or proposed for acquisition, there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit that is reasonably expected to be material to the Company or any Subsidiary or the Business.

            (b) None of the Company or any of its Subsidiaries has received notice of any pending or threatened claims, complaints or requests for information with respect to any alleged violation of any Environmental Laws, and there are no circumstances that can reasonably be expected to form the basis of any such environmental claim, complaint or request.

            (c) There have been no material releases, as defined under any Environmental Laws, of Hazardous Substances that give rise to necessary costs of response at, on, from or under any property now or previously owned or leased by the Company or any of its Subsidiaries during the period in which any such property was owned or leased by the Company or any Subsidiary.

            (d) Except as to Environmental Permits not yet obtained for facilities under development or proposed for acquisition, the Company and its Subsidiaries have been issued and are in material compliance with all Environmental Permits, orders, administrative consent orders and any other authorizations, approvals or consents relating to Environmental Laws or Hazardous Substances material to the operation of their businesses.

            (e) None of the Company or any of its Subsidiaries has received notice that property presently owned or leased, or previously owned or leased, by the Company or any of its Subsidiaries is listed or proposed for listing in the National Priorities List created pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring investigation or cleanup.

            (f) None of the Company or any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Substances to any location that is listed on the National Priorities List or any similar state list, nor has any of them received notice of pending or threatened claims as a result of transporting or arranging to transport Hazardous Substances to any location, except insofar as such transportation or arrangement is not likely to be material to the Company or any Subsidiary or the Business.

            (g) Except as is not likely to be material to the Company or any Subsidiary or the Business, there are no polychlorinated biphenyls (other than those that may be contained in lighting ballasts or electrical transformers that are labeled, operated and maintained in accordance with all Environmental Laws) or asbestos-containing materials present at any property now or previously owned or leased by the Company or by any Subsidiary during the period in which any such property was owned or leased by the Company or by a Subsidiary.

            (h) To the best of the Company's knowledge after due inquiry, none of the Company or any of its Subsidiaries has received notice of pending or threatened claims against the Company or any of its Subsidiaries arising out of any operations, action, inaction or status of any previously divested property, whether or not the subject of any indemnity, under any Environmental Laws or involving any Hazardous Substances.

            (i) The Company has provided the Purchaser with copies of (a) any environmental assessment or audit reports or other similar studies or analyses with respect to the Company and its Subsidiaries relating to the Business and the Real Property, and (b) all insurance policies issued at any time that may provide coverage to the Company or any Subsidiary or the Business for environmental matters.

            (j) Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any remedial action or notice to or consent of Governmental Authorities or third parties pursuant to any applicable Environmental Law or Environmental Permit, including, without limitation, the New Jersey Industrial Site Recovery Act.

            SECTION 3.17. Litigation. Schedule 3.17 of the Disclosure Schedule, together with the Disclosure Documents, sets forth any pending or, to the best knowledge of the Company or any of its Subsidiaries after due inquiry, threatened Actions by or against the Company or any Subsidiary or Affiliate before any Governmental Authority, or to which any of the respective properties of the Company or any Subsidiary or any Affiliate is or would be subject, except for Actions known to the best knowledge of the Company after due inquiry by executives of the Company relating to product warranty or safety claims, involving claims for damages of not more than $20,000. Schedule 3.17 of the Disclosure Schedule, together with the Disclosure Documents, also indicates those Actions that (a) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (b) relate to, or could affect the legality or validity of, this Agreement or the transactions contemplated hereby. Except as set forth in the Disclosure Schedule and Disclosure Documents, there are no material citations, fines or penalties heretofore asserted against the Company or its Subsidiaries under any federal, state or local law that remain unpaid or that otherwise bind the assets of the Company or its Subsidiaries.

            SECTION 3.18. Insurance. (a) Schedule 3.18(a) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Company or any Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years:

                  (i) the name, address and telephone number of the agent or broker;

                  (ii) the name of the insurer and the names of the principal insured and each named insured;

                  (iii) the policy number and the period of coverage;

                  (iv) the type, scope (including an indication of whether the coverage was on a claims-made, occurrence or other basis) and amount of coverage (including a description of how deductibles, retentions and aggregates are calculated and operate); and

                  (v) the premium charged for the policy, including, without limitation, a description of any retroactive premium adjustments or other loss-sharing arrangements.

            (b) With respect to each such insurance policy: (i) except for policies that have expired under their terms in the ordinary course, it is in full force and effect; (ii) neither the Company nor any Subsidiary is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy; (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof; and (iv) to the best knowledge of the Company after due inquiry, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation or currently has a rating of "B+" or below from A.M. Best & Co. or a claims paying ability rating of "BBB" or below from Standard & Poor's, Inc.

            (c) Schedule 3.18(c) of the Disclosure Schedule sets forth all risks against which the Company or any Subsidiary is self-insured or that are covered under any risk-retention program in which the Company or any Subsidiary participates, together with details for the last five years (preceding the date of the Disclosure Schedule) of the Company's and each Subsidiary's loss experience with respect to such risks.

            (d) Except as disclosed in Schedule 3.18(d) of the Disclosure Schedule, all material assets, properties and risks of the Company and each Subsidiary are, and for the past five years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers' compensation insurance) issued in favor of the Company or such Subsidiary, as the case may be, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Company or such Subsidiary, as the case may be.

            (e) At no time subsequent to April 30, 1995 has the Company or any Subsidiary (i) been denied any insurance or indemnity bond coverage that it has requested, (ii) made any material reduction in the scope or amount of its insurance coverage or received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years or that any insurance coverage will not be available in the future substantially on the same terms as are now in effect or (iii) suffered any extraordinary increase in premium for renewed coverage. To the best knowledge of the Company after due inquiry, since April 30, 1995, no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for the Company or any Subsidiary or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

            (f) At the time of the Closing, all insurance policies currently in effect will be outstanding and duly in force.

            (g) To the best knowledge of the Company after due inquiry, no current insurance policy of the Company will cease to be legal, valid, binding and enforceable in accordance with its terms and in full force and effect on terms identical to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement.

            SECTION 3.19. Material Contracts. (a) Schedule 3.19(a) of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of the Company and the Subsidiaries other than Longo (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any Real Property (including, without limitation, brokerage contracts) to which the Company or any

Subsidiary other than Longo is a party and all agreements relating to Intellectual Property, being "Material Contracts"):

            (i) each contract and agreement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company or any Subsidiary other than Longo or otherwise related to the Business that (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ended April 30, 1997 or (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract;

            (ii) each contract and agreement for the sale of inventory or other personal property or for the furnishing of services by the Company or any Subsidiary other than Longo that (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ended April 30, 1997 or (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract;

            (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Subsidiary other than Longo is a party;

            (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any Subsidiary other than Longo is a party and that are not cancelable without penalty or further payment and without more than 30 days' notice;

            (v) all contracts and agreements relating to Indebtedness of the Company or any Subsidiary other than Longo;

            (vi) all contracts and agreements with any Governmental Authority to which the Company or any Subsidiary other than Longo is a party;

            (vii) all contracts and agreements that limit or purport to limit the ability of the Company or any Subsidiary other than Longo to compete in any line of business or with any Person or in any geographic area or during any period of time;

            (viii) all contracts and agreements between or among the Company or any Subsidiary other than Longo or any Affiliate of the Company; and

            (ix) all other contracts and agreements, whether or not made in the ordinary course of business that are material to the Company or any Subsidiary or the conduct of the Business, or the loss of which contract or agreement would have a Material Adverse Effect.

            For purposes of this Section 3.19 and Sections 3.13, 3.14 and 3.15, the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.


                                       24
            (b) Each Material Contract (i) is valid and binding on the Company and/or any Subsidiary, as applicable, and, to the best knowledge of the Company after due inquiry, on the other parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any Subsidiary is in breach of, or default under, any Material Contract.

            (c) There is no continuing act of nonperformance by any other party to any Material Contract that constitutes a breach thereof or a default thereunder.

            (d) Except as set forth in Schedule 3.19 of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of the Company or any Subsidiary.

            SECTION 3.20. Licenses and Permits. Except as would not have a Material Adverse Effect, the Company has all governmental licenses, permits and other governmental authorizations and approvals required for the conduct of its businesses as now conducted, and all such material licenses, permits, authorizations and approvals will remain in full force and effect immediately following the consummation of the transactions hereunder.

            SECTION 3.21. Labor Matters. Except for the agreements listed in
Schedule 3.21 of the Disclosure Schedule (the "Collective Bargaining Agreements"), none of the Company or any Subsidiary is a party to any currently effective collective bargaining or other labor union contract. To the best knowledge of the Company after due inquiry, except as disclosed on Schedule 3.21 of the Disclosure Schedule, none of the Company or any Subsidiary has materially breached or otherwise materially failed to comply with any provision of any Collective Bargaining Agreement. To the best knowledge of the Company after due inquiry, except as set forth in Schedule 3.21 of the Disclosure Schedule, there are presently no (a) material violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, or the terms and conditions of employment, wages and hours of the Company or any Subsidiary; (b) unfair labor practices or other unlawful employment practices and no charges of unfair labor practices or other employee-related complaints pending or threatened against the Company, Longo or any other Subsidiary before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other federal, state, local or other governmental authority; (c) strikes, picketings, slowdowns or work stoppages or organizational attempts actually pending, threatened against or involving the Company or any Subsidiary; or (d) material issues with respect to union representation pending or threatened with respect to the employees of the Company or any Subsidiary.

            SECTION 3.22. Taxes. (a) Except as set forth in Schedule 3.22 of the Disclosure Schedule, (i) (A) all returns and reports in respect of Taxes
("Tax Returns" or "Returns") required to be filed with respect to the Company and each Subsidiary (including any consolidated federal income Tax Returns and state and local income or franchise Tax Returns that include the Company or any Subsidiary on a consolidated, combined or unitary ("combined") basis) have been timely filed; (B) all Taxes shown to be payable on such Returns or otherwise due, and all assessments of Tax made against the Company and each Subsidiary with respect to such Returns, have been paid; (C) all such Returns are true, correct and complete in all material respects; and (D) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority and, to the best knowledge of the Company or any Subsidiary, after due inquiry, no basis exists for any such adjustment; (ii) there are no pending or, to the best knowledge of the Company and/or any Subsidiary after due inquiry, threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Subsidiary;
(iii) there are no Tax liens on any assets of the Company or any Subsidiary;
(iv) there are no outstanding waivers or agreements extending the statute of limitations with respect to any Tax to which the Company or any Subsidiary may be subject; (v) there are no outstanding requests for information made by a Tax authority to the Company or any Subsidiary; (vi) neither the Company nor any Subsidiary has been advised by any Tax authority of any proposed reassessments of the value (or other Tax base) of any property owned by the Company or any Subsidiary that could materially increase the amount of a property Tax to which the Company or any Subsidiary would be subject; (vii) the Company and any Subsidiary have made all payments of estimated Taxes required to be made under section 6655 of the Code and any comparable state or local Tax provision; (viii) all Taxes required to be withheld, collected or deposited by or with respect to the Company or any Subsidiary have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant Tax authority; (ix) neither the Company nor any Subsidiary is doing business in, or engaged in a trade or business in, any jurisdiction in which it has not filed all required Tax Returns; (x) the Company is not, is not likely to be and has not been subject to Tax in any foreign jurisdiction; and (xi) no Subsidiary organized under the laws of any foreign jurisdiction is, is likely to be or has been engaged in the conduct of a trade or business in the United States for purposes of section 864, 875, 882 or 884 of the Code.

            (b) (i) No consent under section 341(f) of the Code has been filed with respect to the Company or any Subsidiary; (ii) at the Closing Date the Company will not be a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code; (iii) neither the Company nor any Subsidiary has income reportable for a taxable period ending after the Closing Date, but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a taxable period ending on or prior to such date, that resulted in a deferred reporting of income from such transaction or change; (iv) neither the Company nor any Subsidiary has been a "passive foreign investment company" within the meaning of section 1296 of the Code, and (v) neither the Company nor any Subsidiary has been, at any time after April 30, 1995, a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

            (c) Schedule 3.22(c) of the Disclosure Schedule (i) lists by type all income, franchise and other material Tax Returns or extensions thereof (federal, state, local, (and foreign) filed with respect to each of the Company and any Subsidiary for taxable periods ended on or after April 30, 1995; (ii) indicates for which jurisdictions Returns have been filed on a combined basis for the taxable period ended on or after April 30, 1997, and the companies joining in such Returns; (iii) indicates the most recent income, franchise, or other material Tax Returns for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed, and (iv) indicates all Tax Returns that currently are the subject of an audit.

            (d) Schedule 3.22(d) of the Disclosure Schedule lists the amount and expiration dates of any net operating loss, net capital loss, unused business credit, unused foreign tax credit or excess charitable contribution allocable to the Company and each Subsidiary as of December 31, 1996.

            (e) Except as set forth on Schedule 3.22(e) of the Disclosure Schedule, reserves and allowances have been provided on the Financial Statements and the Interim Financial Statements that are adequate to satisfy all Liabilities for Taxes relating to the Company and any Subsidiary for periods through the date of such financial statements.

            (f) The Company has delivered or made available to the Purchaser correct and complete copies of all federal, state and local Tax Returns of the Company or extensions thereof and any Subsidiary for periods ending on or after April 30, 1995, and correct and complete copies (or summaries) of all examination reports, correspondence with Tax authorities, statements of deficiencies assessed against, or agreed to by, the Company or any Subsidiary since April 30, 1995, and correct and complete copies of any formal or informal tax sharing arrangement to which the Company or any Subsidiary is a party.

            SECTION 3.23. Miami Recycling and Composting Project (the
"Miami Project"). The Company, through its subsidiary, Miami Recycling and Composting Company, Inc. ("MRCC"), is duly negotiating with (i) Black & Veatch with respect to providing the engineering, design, procurement, construction, start-up and testing of the Miami Project at a guaranteed price, with a guaranteed completion date, and including Black and Veatch's responsibility for liquidated damages, and (ii) Professional Services Group with respect to the provision of operations, maintenance and management services for the Miami Project. The Company, through MRCC, has obtained the following material permits and approvals: (i) a Solid Waste Recycling Facility permit from the Florida Department of Environmental Protection ("FDEP") that requires only minor modification; (ii) an approval for the issuance of a Class VI permit from the Dade County Department of Environmental Resource Management ("DERM") for storm water management; and (iii) a determination by the Dade County Building and Planning Department that the modified plan is "substantially in accordance" with the original submission, which will allow previous permits and approvals regarding site configuration to retain validity. The Company, through MRCC, is in the process of obtaining the following material permits and approvals that will be obtained before the Miami Project startup: (i) a Joint Air Permit from FDEP and DERM; (ii) an approval for its Wetlands Mitigation Plan from FDEP, DERM and the U.S. Army Corps of Engineers; (iii) a Management and Storage of Storm Water Permit from FDEP; (iv) an approval for the railroad crossing leading to the Miami Project site from the Florida Department of Transportation; and (v) an approval for the final Miami Project plat from the Dade County Planning Department and the Dade County Department of Public Works. The Company, through MRCC, has procured a 30-year put-or-pay contract from the City of Miami for a guaranteed supply of about 80% of the Miami Project's permitted municipal solid waste volume, at the cost of a one-time host fee of

$1,000,000 which has been paid. Other contracts for the supply of waste materials are in the process of being procured.

            SECTION 3.24. Newark Recycling and Composting Project (the "Newark Project"). The Company, through Newark Recycling & Composting Co., Inc. ("NRCC"), is duly negotiating with (i) Black & Veatch with respect to providing the engineering, design, procurement, construction, startup and testing of the Newark Project at a guaranteed price, with a guaranteed completion date, and including Black and Veatch's responsibility for liquidated damages, and (ii) Professional Services Group with respect to the provision of operations, maintenance and management services for the Newark Project. The Company, through NRCC, has obtained the following material permits and approvals: (i) from the City of Newark and local authorities (A) Final Site Plan Approval, (B) Soil Erosion and Sediment Control Permit and (C) Treatment Works Approval; (ii) from Essex County, approval for inclusion in the Essex County Solid Waste Plan; and
(iii) from the State of New Jersey (A) NJPDES Permit, (B) Air Quality Permit,
(C) Treatment Works Approval, (D) Stream Encroachment Waiver, (E) General Permit 11, (F) inclusion in the State Solid Waste Plan and (G) Disclosure Statement Review. The Company, through NRCC, is in the process of obtaining the following permits and approvals: (i) from the City of Newark and local authorities (A) Uniform Construction Permit for modified Facility design through Black and Veatch, (B) approval for Sewer Extension from Domestic Treatment Works and (C) Industrial User Permit and (ii) a Class C Recycling Permit from the State of New Jersey. The Company, through NRCC, is in the process of procuring contracts for the supply of biosolids from municipalities and other generators of waste materials, including the City of New York. Some existing permits may need to be modified based on the facility's final configuration.

            SECTION 3.25. Private Offering. (a) Assuming the accuracy of the representations and warranties of the Purchaser, the sale of the Series D Preferred Stock and the Common Stock hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

            (b) No form of general solicitation or general advertising (including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or other medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any other Person acting on behalf of the Company in respect of the Series D Preferred Stock and the Common Stock or in connection with the offer and sale of the Series D Preferred Stock and the Common Stock.

            SECTION 3.26. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Company except for a general advisory fee in the amount of $100,000 payable to Andersen, Weinroth & Co., L.P.

            SECTION 3.27. Disclosure Schedule and Disclosure Documents: Accuracy of Information. The Company has provided the Purchaser with all the information reasonably available to it that the Purchaser has requested for deciding whether to purchase the Series D Preferred Stock and the Common Stock and all information that the Company believes is reasonably necessary to enable the Purchaser to make such decision. Each subsection made a part of the Disclosure Schedule relates to the corresponding section of the Agreement and each reference to a specific schedule within the Disclosure Schedules shall be deemed to include reference to the corresponding amendment, if any, to such schedule contained within the Disclosure Schedule Addendum. The Company is not aware of any facts pertaining to the Company or any Subsidiary or its business that could have a Material Adverse Effect and that have not been disclosed in this Agreement, the Disclosure Schedule, the Disclosure Documents or the Financial Statements. This Agreement, as modified by the Disclosure Schedule and further modified by the Disclosure Documents, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                             WITH RESPECT TO LONGO

            In addition to the representations and warranties in Article III, the Company further represents and warrants to the Purchaser that:

            SECTION 4.01. Financial Information and Material Contracts of Longo.
(a) True and complete copies of (i) the audited balance sheet of Longo for each of the fiscal years ended as of December 31, 1995 and December 31, 1996 and the related audited statements of income, retained earnings, stockholders' equity and changes in financial position of Longo, together with all related notes and schedules thereto, accompanied by the reports thereon of Longo's accountants, and (ii) the unaudited balance sheet of Longo as of January 31, 1998, and the related unaudited statements of income, retained earnings, stockholders' equity and changes in financial position of Longo, together with all related notes and schedules thereto, have been delivered by the Company to the Purchaser. Such financial statements (i) were prepared in accordance with the books of account and other financial records of Longo, (ii) present fairly the consolidated financial condition and results of operations of Longo as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of Longo and
(iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of Longo and the results of operations of Longo as of the dates thereof or for the periods covered thereby.

            (b) True and complete copies of (i) the unaudited combining balance sheet of Longo, reflecting Longo's construction operations combined with its EPIC operations, for each of the fiscal years ended as of December 31, 1995 and December 31, 1996 and the related unaudited combining statement of income of Longo, and (ii) the unaudited combining balance sheet of Longo, reflecting Longo's construction operations combined with its EPIC operations as of January 31, 1998, and the related unaudited combining statement of income of Longo have been delivered by the Company to the Purchaser. Such combining statements (i) were prepared in accordance with the books of account and other financial records of Longo, (ii) present fairly the combined financial condition and results of operations of Longo as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of Longo, (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of Longo and the results of operations of Longo as of the dates thereof or for the periods covered thereby, and (v) present fairly the financial condition and results of operations of EPIC, as set forth in the column designated for EPIC operations, as of the dates thereof or for the periods covered.

            (c) Section 4.01 of the Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of Longo (such contracts and agreements to which Longo is a party, being "Material Contracts of Longo"):

            (i) each contract and agreement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to Longo which (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 1997 or (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract;

            (ii) each contract and agreement for the sale of inventory or other personal property or for the furnishing of services by Longo which (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 1997, or (B) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate over the remaining term of such contract;

            (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which Longo is a party;

            (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which Longo is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

            (v) all contracts and agreements relating to the indebtedness of Longo;

            (vi) all contracts and agreements with any Governmental Authority to which Longo is a party;

            (vii) all contracts and agreements that limit or purport to limit the ability of Longo to compete in any line of business or with any Person or in any geographic area or during any period of time;

            (viii) all contracts and agreements between or among Longo and Robert J. Longo or any Affiliate thereof or related party thereto;

            (ix) all contracts and agreements between or among Longo or Robert
      J. Longo and the Company or any Subsidiary of the Company;

            (x) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to Longo, or the loss of which contract or agreement would have an effect materially adverse to Longo's business, operations, properties (including intangible properties), condition (financial or otherwise), assets, liabilities, results of operations or prospects of Longo taken as a whole; and

            (xi) the New York City Contract.

            (d) Each Material Contract of Longo: (i) is valid and binding on Longo and, to the best knowledge of the Company after due inquiry, on the other parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement shall continue in full force and effect without penalty or other adverse consequence. Longo is not in breach of, or in default under, any Material Contract of Longo.

            (e) To the best knowledge of the Company after due inquiry, there is no continuing act of nonperformance by any other party to any Material Contract of Longo which constitutes a breach thereof or a default thereunder.

            (f) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of business consistent with past practice, any of the properties or assets of Longo.

            (g) Except as set forth on Schedule 4.01 of the Disclosure Schedule or as otherwise disclosed in the Disclosure Documents, there are no Material Contracts of Longo (as hereinabove defined) or agreements (including, without limitation, oral and informal arrangements) to which Longo is a party.

            SECTION 4.02. Railcars, Containers and Equipment. Schedule 4.02 of the Disclosure Schedule lists all equipment owned by Longo which is material to the conduct of the businesses of Longo. Such equipment of Longo, including, but not limited to, all railcars and containers of Longo (the "Longo Equipment"),
(i) is structurally sound, in good operating condition and repair, and suitable for the purposes for which it is used and intended; (ii) has been maintained in accordance with good business practices and is sufficient for the continued conduct of Longo's businesses consistent with past practice of Longo; and (iii) is not in need of maintenance, repair or replacement except for ordinary, routine maintenance and repairs that are not material in nature or cost.

            SECTION 4.03. The New York City Contract. The New York City Contract
(i) has been executed and delivered by the parties thereto and is in full force and effect (ii) no defaults exist thereunder and (iii) the Company has received notice to proceed from the City of NeW York.

            SECTION 4.04. Licenses and Permits. (a) Schedule 4.04 of the Disclosure Schedule lists all governmental licenses, permits and other governmental authorizations and approvals required for Longo's usage of railroads and other channels of interstate commerce in its business as now conducted.

            (b) Longo has all governmental licenses, permits and other governmental authorizations and approvals required for the conduct of its business and its usage of all national railroads and other channels of interstate commerce in its businesses (including the EPIC business) as now conducted, and all such material licenses, permits, authorizations and approvals will remain in full force and effect immediately following the consummation of the transactions hereunder.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

           The Purchaser represents and warrants to the Company that:

            SECTION 5.01. Corporate Organization. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, organized for the purpose of investing in the Company, and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

            SECTION 5.02. Authority. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by the Purchaser and the purchase of the Series D Preferred Stock and the Common Stock as provided in Section 2.01 hereof by the Purchaser hereunder have been duly and validly authorized by all necessary action of the Purchaser and no other proceedings on the part of the Purchaser are necessary to authorize this Agreement or the purchase of the Series D Preferred Stock and the Common Stock by the Purchaser as contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming its due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

            SECTION 5.03. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, (i) conflict with or violate the articles of incorporation or by-laws or equivalent organizational documents of the Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Purchaser or by which it or its properties are bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or affected, except, in the case of this clause (iii) and clause (ii) above, for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of the Purchaser.

            (b) The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser (including, without limitation, the consummation of the transactions hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

            SECTION 5.04. Funds. The Purchaser has and, immediately prior to the Closing, will have the funds necessary to consummate the purchase of the Common Stock and the Series D Preferred Stock hereunder.

            SECTION 5.05. Investment Purpose. The Series D Preferred Stock and the Common Stock purchased by the Purchaser pursuant to this Agreement is being acquired for investment only and not with a view to any sale or distribution (within the meaning of the Securities Act) of the Series D Preferred Stock and the Common Stock or any part thereof. The Purchaser agrees at all times to sell or otherwise dispose of all or any part of the Series D Preferred Stock and the Common Stock so acquired by the Purchaser (and any securities issued in exchange therefor) only pursuant to a registration or exemption therefrom, under the Securities Act and in compliance with applicable state securities laws.

            SECTION 5.06. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements made by or on behalf of the Purchaser except for the general advisory fee referred to in Section 3.26 hereof

                                   ARTICLE VI

                                    COVENANTS

            SECTION 6.01. Use of Proceeds: Redemption: Issuance Restrictions.
(a) The Company covenants and agrees that the Purchase Price proceeds shall be used exclusively for authorized corporate purposes including working capital of the Company.

                  (b) The Company covenants and agrees that if and to the extent that the Company calls any of the Series A Preferred Stock and the Series D Preferred Stock for redemption, it will redeem such Preferred Stock pro rata from each series in proportion to the number of such shares originally issued.

                  (c) The Company covenants and agrees that so long as the Series D Preferred Stock remains outstanding it will issue no additional shares of Preferred Stock Series B, except to the extent it is required, in accordance with the terms thereof, to convert a $2 million Convertible Term Loan Promissory Note, dated November 3, 1997 and payable to Equity Investments of Delaware, Inc. (the "Convertible Note"), for up to 800,000 shares of Preferred Stock Series B. As of the date of this Agreement, 401,000 shares of Preferred Stock Series B are outstanding. The Company further covenants and agrees that it will decrease the authorized amount of Preferred Stock Series B to the lesser of (i) 1,201,000 (or such lesser amount in excess of the 401,000 shares of Preferred Stock Series B currently outstanding which is necessary to accommodate the conversion of the Convertible Note from time to time) or (ii) the amount of Preferred Stock Series B outstanding at any time.

            SECTION 6.02. Bedminster Matters. The Company covenants and agrees that it will enter into a legally enforceable agreement with Bedminster Seacor Services Miami Corporation ("Bedminster Miami") limiting and restricting Bedminster Miami's interest in the Miami Project to not more than $145,000 of cash payments in any fiscal year. Any amount in excess of such payment in any fiscal year, shall be considered a Loss for purposes of Section 9.02(a)(ix).

                                  ARTICLE VII

                                  TAX MATTERS

            SECTION 7.01. Indemnity. (a) The Company and any Subsidiary agree to indemnify and hold harmless the Purchaser against the following Taxes and against any loss (including, without limitation, loss of value of the Purchaser's stock investment in the Company), damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Company or any Subsidiary with respect to taxable periods of such corporation ending on or before the Closing Date; and (ii) Taxes imposed on any member of any affiliated group with which any of the Company and any Subsidiary file or have filed a Tax Return on a consolidated, combined or unitary basis for a taxable period ending on or before the Closing Date (together, hereinafter "Purchaser Tax Loss").

            (b) The right of the Purchaser to be indemnified pursuant to this
Section 7.01 shall be subject to the dollar limitations contained in Section 9.05(b). Claims relating to Tax matters and claims for indemnity covered by
Article IX shall be aggregated for the purpose of applying those limitations.

            (c) The amount of any Purchaser Tax Loss shall be the amount of Taxes and other items described in Section 7.01.

            SECTION 7.02. Returns and Payments. The Company shall prepare and file or otherwise furnish to the appropriate Tax authority (or cause to be prepared and filed or so furnished) in a timely manner all Tax Returns, reports or forms relating to the Company and any Subsidiary that are due on or before, or relate to any taxable period ending on or before, the Closing Date. Returns of the Company and any Subsidiary not yet filed for any taxable period that begins before the Closing Date shall be prepared, and each item thereon treated, in a manner consistent with past practices employed with respect to the Company and any Subsidiary (except to the extent counsel for the Company determines there is no reasonable basis in law therefor or determines that a Return cannot be so prepared and filed or an item so reported without being subject to penalties).

            SECTION 7.03. Contests. (a) After the Closing, the Company (or any Subsidiary) shall promptly notify the Purchaser in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding involving the Company or any Subsidiary which, if determined adversely to the taxpayer, would be grounds for indemnification under this
Article VII.

            (b) The Purchaser shall have the right to participate in any audit or administrative or judicial proceedings to which the Company (or any Subsidiary) may become a party that are reasonably likely to result in an obligation on the part of the Company (or any Subsidiary) to the Purchaser under this Article VII.

            (c) The Company (or any Subsidiary) shall not enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the Purchaser for such year or a subsequent year without the written consent of the Purchaser, which consent may not be unreasonably withheld.

            SECTION 7.04. Time of Payment. Payment by the Company to the Purchaser of any amounts due under this Article VII in respect of Taxes shall be made within three Business Days following the earliest of (i) an agreement between the Company (or any Subsidiary) and the Purchaser that an indemnity amount is payable; (ii) payment by the Company or any Subsidiary of any Taxes which payment gives rise to an indemnity obligation pursuant to this Article VII; or (iii) a "determination" as defined in section 1313(a) of the Code giving rise to an indemnity obligation pursuant to this Article VII. If liability under this Article VII is in respect of costs or expenses other than Taxes, payment by the Company (or any Subsidiary) of any amounts due under this Article VII shall be made as soon as the amount can reasonably be determined.

            SECTION 7.05. Conveyance Taxes. The Company shall be liable for and shall hold the Purchaser harmless against any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated hereby, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Company to comply with the foregoing.

            SECTION 7.06. Miscellaneous. (a) The Company (and any Subsidiary) and the Purchaser agree to treat all payments made to the Purchaser under this
Article VII, under other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants as adjustments to the purchase price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

            (b) Notwithstanding any provision herein to the contrary, the obligations of the Company and any Subsidiary to indemnify and hold harmless the Purchaser pursuant to this Article VII, and the representations and warranties contained in Section 3.22, shall terminate at the close of business on the 180th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

            (c) From and after the date hereof, the Company and any Subsidiary shall not without the prior written consent of the Purchaser (which may, in its sole and absolute discretion, withhold such consent) make or revoke, or cause or permit to be made or revoked, any Tax election, or adopt or change any method of accounting, that would affect the Company or any Subsidiary.

                                  ARTICLE VIII

                            CONDITIONS TO THE CLOSING

            SECTION 8.01. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

            (a) Representations and Warranties; Agreements and Covenants. (i) The representations and warranties of the Company contained in this Agreement which are qualified as to materiality shall be true and correct in all respects and all other representations and warranties shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, (ii) all the agreements and covenants contained in this Agreement to be performed or complied with by the Company at or before the Closing shall have been performed or complied with in all material respects and (iii) the Purchaser shall have received a certificate of the Company in the form of Exhibit F hereto, signed by the Chief Executive Officer thereof, as to the fulfillment of the conditions set forth in the foregoing clauses (i) and
      (ii).

            (b) Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency, and no other action taken or threatened, or statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Purchaser, the Company or any of its Subsidiaries or Affiliates, by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of: (i) making illegal, materially delaying or otherwise directly or indirectly restraining or prohibiting the consummation of the transactions hereunder (including, without limitation, the purchase of the Series D Preferred Stock and the Common Stock and the conversion or redemption of the

      Series D Preferred Stock); (ii) prohibiting or materially limiting the ownership of the Series D Preferred Stock and the Common Stock; (iii) imposing material limitations on the ability of the Purchaser to exercise full rights of ownership of any of the Series D Preferred Stock and the Common Stock; (iv) requiring divestiture by the Purchaser of any Series D Preferred Stock; or (v) preventing the Purchaser from consummating the transactions contemplated hereby.

            (c) Resolutions. The Purchaser shall have received a true and complete copy, certified by the Secretary of the Company, of the resolutions duly and validly adopted by the Board evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

            (d) Incumbency Certificate of the Company. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

            (e) Consents and Approvals. The Purchaser and the Company shall have received, each in form and substance satisfactory to the Purchaser in its sole and absolute discretion, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third-party consents and estoppel certificates identified to the Company, which the Purchaser in its sole and absolute discretion deems necessary or desirable for the consummation of the transactions contemplated by this Agreement.

            (f) Organizational Documents. The Purchaser shall have received a copy of (i) the Certificates of Incorporation, as amended (or similar organizational documents), of the Company and of each Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Certificates of Incorporation (or similar organizational documents) since such date other than an amendment to the Certificate of Incorporation of the Company filed contemporaneously with the execution of this Agreement with respect to the number of Board members and the filing of the Certificates of Designation with respect to the Series D Preferred Stock and (ii) the By-laws (or similar organizational documents) of the Company and of each Subsidiary, certified by the Secretary or Assistant Secretary of each such entity.

            (g) Good Standing; Qualification to Do Business. The Purchaser shall have received good standing certificates for the Company and for each Subsidiary from the secretary of state of the jurisdiction in which each such entity is incorporated or organized and from the secretary of state of each other jurisdiction in which the properties owned or leased by any of the Company or any Subsidiary, or the operation of its business in such jurisdiction, requires the Company or any Subsidiary to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than fifteen (15) Business Days prior to the Closing Date and accompanied by bring-down telegrams dated the Closing Date.

            (h) Calamities. There shall not have occurred and be continuing (i) any general suspension of, or limitation on prices for or trading in securities on any United States securities exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that materially adversely affects the ability of the Purchaser to purchase the Series D Preferred Stock and the Common Stock hereunder, or (iv) a commencement of a war or armed hostilities or other national or international calamity directly involving the United States.

            (i) Bankruptcy; Insolvency; Etc. No proceeding shall have been instituted or consented to by or against the Company or any subsidiary seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property (each such action being a "Bankruptcy Proceeding"), and none of the Company or any subsidiary shall have taken any corporate action to authorize any Bankruptcy Proceeding.

            (j) No Material Adverse Effect. No fact, event or condition (financial or otherwise) shall have occurred with respect to the Company or any of its Subsidiaries having, individually or in the aggregate, a Material Adverse Effect.

            (k) Opinion. The Purchaser shall have received an opinion from Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., a professional corporation, substantially to the effect of Exhibit D hereto.

            (l) Registration Rights Agreement. The Registration Rights Agreement, in the form of Exhibit E, shall have been executed and delivered by the parties thereto.

            (m) Filing of Corporate Certificates; Adoption of By-law. The Company shall have adopted and filed with the Secretary of State of New Jersey a certificate of incorporation in a form satisfactory to the Purchaser. Further, the Company shall have adopted By-laws in a form satisfactory to the Purchaser.

            (n) Due Diligence. The Purchaser shall have completed all its business, legal, accounting and environmental due diligence with respect to the Company and the Subsidiaries and shall, in its sole and absolute judgment, be satisfied with the results thereof.

            SECTION 8.02. Conditions to Obligations of the Company. The obligations of the Company to effect the Closing shall be subject to the prior fulfillment of each of the following conditions:

            (a) Representations and Warranties. (i) The representations and warranties of the Purchaser contained in this Agreement and in any certificates or agreements of the Purchaser delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, (ii) all the agreements and covenants contained in this Agreement and in any certificates or agreements of the Purchaser delivered pursuant hereto to be performed or complied with by the Purchaser at or before the Closing shall have been performed or complied with in all material respects and
      (iii) the Company shall have received a certificate of the Purchaser in the form of Exhibit G hereto, signed by a duly authorized officer thereon as to the fulfillment of the conditions set forth in the foregoing clauses
      (i) and (ii).

            (b) Litigation. There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any federal, state or foreign court or governmental, administrative or regulatory authority or agency by any federal, state or foreign legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of making illegal the consummation of any of the transactions hereunder.

                                   ARTICLE IX

                                INDEMNIFICATION

            SECTION 9.01. Survival of Representations and Warranties. The representations and warranties of the Company in this Agreement, and all statements contained in this Agreement, the Exhibits to this Agreement, the Disclosure Schedule, the additional written information provided to the Purchaser as set forth in Article III hereof, the Disclosure Documents and any certificate, Financial Statement, Interim Financial Statement or schedule, report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") shall survive the Closing until the second anniversary of the Closing Date, except that the covenants contained in Section 6.02 and all claims arising by reason of or in connection with a failure by the Company to issue sufficient shares of Common Stock to the Purchaser (as further set forth in Section 9.02(c)) shall survive the closing until the seventh anniversary of the Closing Date. Neither the period of survival nor the liability of any party with respect to the parties' representations and warranties shall be reduced by any investigation made at any time by or on behalf of any party.

            SECTION 9.02. Indemnification by the Company. (a) The Purchaser, its Affiliates and their successors and assigns and the officers, directors, employees and agents of the Purchaser, its Affiliates and their successors and assigns (each, an "Indemnified Party") shall be indemnified and held harmless by the Company for any and all Liabilities, losses, depreciation in value, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter, a "Purchaser Loss") arising out of or resulting from:

            (i) the material breach of any representation or warranty made by the Company contained in the Transaction Documents; or

            (ii) the material breach of any covenant or agreement by the Company contained in the Transaction Documents; or

            (iii) material liabilities of the Company or any Subsidiary not reflected on the Financial Statements or the Interim Financial Statements, whether arising before or after the Closing Date, arising from or relating to the ownership or actions or inactions of the Company or such Subsidiary or the conduct of their respective businesses prior to the Closing; or

            (iv) material liabilities of the Company or any Subsidiary, whether arising before or after the Closing Date, arising from or relating to any of the Transaction Documents or listed in Articles III and IV herein; or

            (v) any and all Losses suffered or incurred by the Purchaser, the Company or any Subsidiary by reason of or in connection with any claim or cause of action of any third party to the extent arising out of any action, inaction, event, condition, liability or obligation of the Company occurring or existing prior to the Closing; or

            (vi) any and all Losses suffered or incurred by the Purchaser, the Company or any Subsidiary by reason of or in connection with any claim, cause of action, cancellation, breach or invalidity of the New York City Contract; or

            (vii) (A) any and all Remedial Actions after the Closing relating to any Release of Hazardous Materials into the Environment or on or about the Real Property prior to the Closing to the extent any such Remedial Action is required under any Environmental Law or by any Governmental Authority or is necessary to prevent or abate a significant risk to human health or the environment; (B) any and all Environmental Claims arising at any time that relate to the business or the operation of the Company or any Subsidiary prior to the Closing; or (C) any and all noncompliances with or violations of any applicable Environmental Law or Environmental Permit by the Company or any Subsidiary prior to the Closing;

            (viii) any diminution in value of any asset of the Company or any subsidiary as a result of an expense incurred by the Company or any subsidiary arising out or resulting from the causes enumerated in this
      Section 9.02(a); or

            (ix) any and all losses, suffered or incurred by the Purchaser, the Company, or any Subsidiary by reason of or in connection with any breach of the covenants contained in Section 6.02.

To the extent that the Company's undertakings set forth in this Section 9.02 may be unenforceable, the Company shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Purchaser, the Company and the Subsidiaries.

            Notwithstanding anything to the contrary in this Article IX, the rights and obligations of the parties with respect to any and all Tax matters shall be governed by Article VII. In particular, this Article IX shall not apply to any indemnity to which the Purchaser may be entitled under Section 7.01 (relating to Taxes), except to the extent specified therein.

            (b) An Indemnified Party shall give the Company notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and the method of computation thereon and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the Company under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: (i) if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Company notice of such Third Party Claim within 30 days of the receipt by the Indemnified Party of such notice, provided, however, that the failure to provide such notice shall not release the Company from any of its obligations under this Article IX except to the extent the Company is materially prejudiced by such failure and shall not relieve the Company from any other obligation or Liability that it may have to any Indemnified Party otherwise than under this Article IX and (ii) if the Company acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Company shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five days of the receipt of such notice from the Indemnified Party, provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Company, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Company. In the event the Company exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Company in such defense and make available to the Company, at the Company's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Company. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Company shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Company's expense, all such witnesses, records, materials and information in the Company's possession or under the Company's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Company without the prior written consent of the Indemnified Party.

            (c) Purchaser Loss as to any matter arising under clauses (i) through (ix) of Section 9.02(a) shall be conclusively measured by the Loss to the Company or the Subsidiary incurring such Loss. In the event of a failure by the Company to issue sufficient shares of Common Stock to the Purchaser, the loss shall be 100% of such claim, which may be settled in the sole and absolute discretion of the Purchaser in the form of issuance of additional shares of Common Stock to the Purchaser by the Company.

            SECTION 9.03. Indemnification by the Purchaser. The Company, and its Affiliates, officers, directors, employees, agents, successors and assigns, shall be indemnified and held harmless by the Purchaser for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, legal costs and expenses) actually suffered or incurred by them (hereinafter, a "Company Loss" and, together with a Purchaser Loss, a "Loss"), arising out of or resulting from:

            (a) the breach of any representation or warranty made by the Purchaser contained herein or in any document delivered by the Purchaser hereunder at the Closing; or

            (b) the breach of any covenant or agreement by the Purchaser contained herein.

            SECTION 9.04. Materiality. Notwithstanding anything in this Agreement to the contrary, for purposes of application of the indemnity provisions of this Article IX, the amount of any Purchaser Loss or Company Loss arising from the breach of such representation, warranty, covenant or agreement shall be the entire amount of any such Loss actually incurred by the respective indemnitee as a result of such breach and not just that portion of such Loss that exceeds the relevant level of materiality.

            SECTION 9.05. Time Period; Dollar Threshold. (a) The indemnification obligations of the Company and the Purchaser under this Article IX shall continue for the same period of survival specified in Section 9.01 for each such representation and warranty and shall terminate with the expiration of the applicable survival period for each such representation, warranty and covenant. Any claim or demand against the Company or the Purchaser which is pending or asserted at or prior to the expiration of any survival period may continue to be asserted and indemnified against.

            (b) Neither the Company nor the Purchaser shall be entitled to indemnification under this Article IX unless and until the aggregate amount of the claims against the other party exceeds $67,500. If the aggregate amount of such claims against either party exceeds $101,250, then that party may claim indemnification for the entire aggregate amount of such claims, subject to any other applicable limitation contained in this Agreement. Notwithstanding the foregoing, the dollar limitations contained in this Section 9.05(b) shall not apply to the claims for indemnity covered by Section 9.02(a)(ix).

            (c) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from the Company arising out of or resulting from the causes enumerated in
Section 9.02(a) shall be $675,000. Notwithstanding the foregoing, the dollar limitations contained in this Section 9.05(c) shall not apply to any claims for indemnity covered by Section 9.02(a)(ix).

            (d) Notwithstanding anything to the contrary contained in this Agreement, any claim for Indemnifiable Losses which may be recovered from the Company arising out or resulting from the failure of the Company to issue to the Purchaser sufficient shares of Common Stock shall not be subject to the dollar limitations contained in Section 9.05(b) and (c).

            SECTION 9.06. Notice and Defense. Each party shall within 90 days of learning of any asserted liability or damage claimed to give rise to indemnification hereunder notify the party obligated to indemnify it hereof in writing provided, however, that the failure of the indemnified party to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder unless, and only to the extent that, such failure to notify prejudices the indemnifying party. Thereafter, the indemnifying party shall have, at its election, the right to compromise or defend any such matter at its sole cost and expense through counsel chosen by it. If the indemnifying party so undertakes to compromise and defend, the indemnifying party shall notify the other party of its intention to do so. If the indemnifying party fails to defend such matter diligently, the indemnified party may assume control of the defense of such matter. Each party agrees in all cases to cooperate with the defending party and its counsel in the compromise of or defending of any such liabilities or claims. The defending party and the nondefending party may be represented by the same counsel unless such representation would be inappropriate due to actual or potential differing interests between them. In addition, the nondefending party shall at all times be entitled to monitor such defense through the appointment of counsel of its own choosing, at it own cost and expense.

                                   ARTICLE X

                              AMENDMENT AND WAIVER

             SECTION 10.01. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

             SECTION 10.02. Waiver. Either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

                                   ARTICLE XI

                               GENERAL PROVISIONS

            SECTION 11.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)   if to the Purchaser:

                   AW Compost Partners, LLC
                   1330 Avenue of the Americas
                   New York, NY 10019
                   Attention: G. Chris Andersen
                   Fax:(212) 399-1954
                   Telephone: (212) 399-2000

                   with copies to:

                   Shereff Friedman, Hoffman & Goodman, LLP
                   919 Third Avenue, 20th Floor
                   New York, NY 10022
                   Attention: Robert M. Friedman, Esquire
                   Fax:(212)758-9526
                   Telephone: (212) 758-9500

             (b)   if to the Company:

                   Compost America Holding Company, Inc.
                   320 Grand Avenue
                   Englewood, New Jersey 07631
                   Fax:(201) 541-1303
                   Telephone: (201) 541-9393
                   with a copy to:

                   Greenberg Traurig
                   2005 Market Street
                   Suite 2050
                   Philadelphia, PA 19103
                   Fax:(215) 988-7801
                   Telephone: (215) 988-7805

            SECTION 11.02. Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that the Purchaser may assign all or any of its rights and obligations hereunder to an Affiliate without the consent of the Company.

            SECTION 11.03. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

            SECTION 11.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 11.05. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, and any appellate court from any thereon in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any such New York state court or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 11.06. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 11.07. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 11.08. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

            SECTION 11.09. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses whether or not the Closing shall have occurred.

            IN WITNESS WHEREOF, the Purchaser and the Company have each caused this Agreement to be executed by its duly authorized officer as of the date first written above.

                                 COMPOST AMERICA HOLDING COMPANY, INC.


                                 By: /s/ Roger E. Tuttle
                                     -------------------------------
                                 Name:  Roger E. Tuttle
                                 Title: President

                                 AW COMPOST PARTNERS, LLC

                                 By: /s/ G. Chris Andersen
                                     -------------------------------
                                 Name:  G. Chris Andersen
                                 Title: Manager

                                                                       EXHIBIT A

                              DISCLOSURE DOCUMENTS

      1. The Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997.

      2. The Company's Quarterly Report on Form l0-QSB for the fiscal quarter ended January 31, 1998.

      3. The Company's report on Form 8-K dated November 3, 1997 and filed November 17, 1997, as amended by the Company's report on Form 8-K/A dated November 3, 1997 and filed January 15, 1998.

      4. The Company's report on Form 8-K dated December 12, 1997 and filed December 24, 1997.

      5. The description of the Company's common shares contained in its Registration Statement on Form 8-A, filed February 23,1996, file no. 0-27832.

      6. The Company's Registration Statement on Form S-3 dated February 26, 1998 and filed February 27, 1998.

                                                                       EXHIBIT B

             CERTIFICATE OF DESIGNATION OF SERIES D PREFERRED STOCK

                                                                       EXHIBIT C

                 CERTIFICATE OF DESIGNATION OF PREFERRED STOCK,
                        SERIES A, SERIES B AND SERIES C

                                                                       EXHIBIT D

                      FORM OF OPINION OF GREENBERG TRAURIG

                                                                       EXHIBIT E

                         REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT F

                      OFFICER'S CERTIFICATE OF THE COMPANY

                     COMPOST AMERICA HOLDING COMPANY, INC.

                             Officer's Certificate

            I, Roger E. Tuttle, President, Chief Executive Officer and Treasurer of Compost America Holding Company, Inc., a New Jersey corporation (the "Company"), hereby certify after due inquiry, that:

            1. The representations and warranties of the Company in the Stock Purchase Agreement, dated as of April 27, 1998 (the "Stock Purchase Agreement"), between the Company and AW Compost Partners, LLC, a limited liability company organized under the laws of Delaware, are true and correct as of the date hereof in all material respects.

            2. The Company has complied, in all material respects, with all of the agreements to be complied with by the Company pursuant to the Stock Purchase Agreement at or prior to the date hereof.

            IN WITNESS WHEREOF, I have hereunto signed my name as of the 27th day of April, 1998.


                              ------------------------------------
                              Name:   Roger E. Tuttle
                              Title:  President, Chief Executive
                                      Officer and Treasurer

                                                                       EXHIBIT G

                     OFFICER'S CERTIFICATE OF THE PURCHASER

                                  [PURCHASER]

                             Officer's Certificate

            I, G. Chris Andersen, Manager of AW Compost Partners, LLC, a limited liability company organized and duly existing in Delaware (the "Purchaser"), hereby certify after due inquiry, that:

            1. The representations and warranties of the Purchaser in the Stock Purchase Agreement, dated as of April 27, 1998 (the "Stock Purchase Agreement"), between the Purchaser and Compost America Holding Company, Inc., a New Jersey corporation, are true and correct as of the date hereof in all material respects.

            2. The Purchaser has complied, in all material respects, with all of the agreements to be complied with by the Purchaser pursuant to the Stock Purchase Agreement at or prior to the date hereof

            IN WITNESS WHEREOF, I have hereunto signed my name as of the 27th day of April, 1998.


                              ------------------------------------
                               Name:   G. Chris Andersen
                               Title:  Manager

                                  Schedule 3.01
                       List of Subsidiaries and Affiliates


1.    Compost America Technologies, Inc.

2.    Compost America Company of New Jersey, Ltd.

3.    Garden Life Sales Company, Inc.

4.    Philadelphia Recycling & Composting Company, Inc.

5.    Chicago Recycling and Composting Company, Inc.

6. Miami Recycling & Composting Company, Inc. owned 80.1% by the Company and 19.9% by Thomas Mestre

7.    Monmouth Recycling & Composting Co., Inc.

8.    Gloucester Recycling and Composting Company, Inc.

9.    Bedminster Seacor Services Miami Corporation

10.   American Soil, Inc.

11. Newark Recycling & Composting Co., Inc. - Owned 75% by the Company and 25% Prince George's Contractors, Inc. d/b/a Potomac Technologies.

12.   American Bio-Ag Corporation- Owned by Newark Recycling & Composting, Inc.

13.   R.J. Longo Construction Co., Inc. d/b/a as EPIC

See chart attached showing cash flows to the Company and breakdown of ownership structure.

                          COMPANY ORGANIZATIONAL CHART


                                         ---------------------
                                            Compost America
                                         Holding Company, Inc.
                                         ---------------------
                                                  |
                                                  |
-------------------------------------------------------------------------------------------------------------
     |                    |                       |                      |                         |
     |                    |                       |                      |                         |
     |                    |                       |                      |                         |
------------      ------------------     --------------------    -----------------        -------------------
                                            Compost America
                                              Company of
                   Compost America         New Jersey d.b.a.
    EPIC          Technologies, Inc.     CA Operating Company     Garden Life Sales       American Soil, Inc.
------------      ------------------     --------------------    -----------------        -------------------
     |                    |                       |                      |                         |
     |                    |                       |                      |                         |
     |                    |                       |                      |                         |
------------      ------------------     --------------------    -----------------        -------------------
  Chicago                Miami                  Newark                Monmouth                 Gloucester
 Recycying             Recycying               Recycying             Recycying                 Recycying
& Composting          & Composting            & Composting          & Composting              & Composting
  Company               Company                 Company               Company                   Company
------------      ------------------     --------------------    -----------------        -------------------
                          |                       |
                          |                       |
                          |                       |
                  ------------------     --------------------
                  Bedminster Seacor
                    Services Miami
                     Corporation            American Bio-Ag
                  ------------------     --------------------

                                       ---------------------
                                          Compost America
                                       Holding Company, Inc.
                                       ---------------------
                                                  |
                                                  |
                                            ------------
                                            Development
                                             Companies
                                            ------------
                                                  |
                                                  |
                        ---------------------------------------------------
                        |                                                 |
                        |                                                 |
                 -----------------                                ------------------
                 Miami Recycying &                                Newark Recycying &
                    Composting                                      & Composting
                   Company, Inc.                                    Company, Inc.
                 -----------------                                ------------------
                        |                                                 |
                        |                                                 |
                        |                                                 |
----------------------  |  ----------------------     ------------------  |  ------------------
                        |                               Prince George's   |
                        |                              Contractors, Inc.  |
                      <--->                               dba Potomac   <--->
      Tomas Mesire                  CAHC                  Technologies               CAHC
      19.9% Equity               80.1% Equity             25% Equity &           25% Equity &
10% Distributable Cash     10% Distributable Cash     Distributable Cash     Distributable Cash
----------------------     ----------------------     ------------------     ------------------

                             ---------------------
                                Compost America
                             Holding Company, Inc.
                             ---------------------
                                       |
                                       |
                                   ---------
                                   Operating
                                   Companies
                                   ---------
                                       |
                                       |
        -------------------------------------------------------
        |                          |                          |
        |                          |                          |
-------------------       ------------------      ------------------------
                                                  R.J. Longo Construction
                                                        Co., Inc. dba
                                                  Environmental Protection
American Soil, Inc.                                  and Improvement Co.,
      (ASI)               Future Acquisition             Inc. (EPIC)
-------------------       ------------------      ------------------------
                                                              |
                                                              |
                                                              |    ------------------
                                                              |    Executive Committe
                                                              |        R.J. Longo
                                                              |        R.E. Tuttle
                                                              |         John Shea
                                                              |    -------------------
                                                              |
                                                              |
                                                       -----------------
                                                       R.J. Longo, Pres
                                                       Jay Waxenbaum, VP
                                                        Kevin Walsh, VP
                                                       -----------------

                               Schedule 3.03(b)(1)
                      Options, Warrants, Rights, Agreements

Seethe Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 1998, showing total warrants and options outstanding of 5,892,294.

a.    Deletions:

      1.   Edward Rodriguez                     500,000
      2.   Berwyn Capital Corporation            33,334
                                               --------
                                                533,334
b.    Additions:

      1.   Antonio Junior                          5,000
      2.   MSA Engineering                        50,000
      3.   Arsenio Milian                         50,000
      4.   Jorge Luis Lopez                       50,000
      5.   Herman Echevarria                      50,000
      6.   Mestre Consultant                      50,000
      7.   Roger E. Tuttle                       209,875
      8.   Quirk, Carson, Peppet                  75,000
      9.   Quirk, Carson, Peppet                 240,000
      10.   Adam Gottbetter                      150,083
      11.   Andersen, Weinroth                   609,340
      12.   Chris Andersen                       300,000
      13.   Charles Carson                       300,000
                                               ---------
                                               2,139,298

c.    Total warrants and options outstanding as at April 6, 1998 - 7,498,258.

                               Schedule 3.03(b)(2)
                 Options, Warrants, Rights, Agreements for EPIC

EPIC Option relating to Series A and Series C Preferred Stock

                               Schedule 3.03(b)(3)
               Options, Warrants, Rights, Agreements for Other Subsidiaries

Consulting Agreement between Miami Recycling & Composting Company, Inc. and Dade County Bioconversion Corporation dated May 31, 1996.

Consulting Agreement with Antonio Zamura, Ereleo Pena and Pedro Roig dated May 31, 1996.

Consulting Agreement among CAHC, Miami Recycling, Bedminster Seacor Services Miami and Compost Consultants Company dated August 28, 1996.

NOTE: Paragraph 5 grants 100,000 common shares upon closing of financing for the Miami Project.

Agreement with Francisco Ferre dated February 22, 1995 granting option rights to purchase 15% ownership interest in the Miami facility.

Prince George Contractor's, Inc. d/b/a Potomac Technologies, Inc., ("PTI") is retaining an interest in American Marine Rail, L.L.C., which also will be partially owned by the Company. PTI holds a 25% interest in Newark Recycling & Composting Co., Inc. ("Newark Recycling") and its Vice President, Robert W. Jones, III, is a director of Newark Recycling.

Tomas Andres Mestre provides consulting services to the Company pursuant to a 10 year consulting agreement commencing February 21, 1997. Mr. Mestre also has a 19.9% equity ownership interest in Miami Recycling & Composing Company, Inc.

                                Schedule 3.03(c)
                  Registration Rights for Company, Longo Shares

Convertible Notes dated April 7, 1997, options with registration rights in favor of Donald Kaplan in the principal amount of $50,000

Consulting Agreement with Mark Gasarch. NOTE: Paragraph 14 grants options to purchase 200,000 shares at $2.50 per share through May 2001, with cashless exercise, demand and piggyback registration rights the same as Roger E. Tuttle

First Amendment to Employment Agreement with Roger E. Tuttle dated May 1, 1997
NOTE: Paragraph 4.3 allows Tuttle to take bonus in cash or stock. Paragraph 7 grants options to purchase 1,000,000 shares at $2.50 per share through July 11, 2004. Paragraph 7.1 allows cashless exercise. Paragraph 7.3 grants demand and piggyback registration rights.

Consulting Agreement with Robert Young dated October 2, 1996

NOTE: Paragraph 7 provides for the issuance of shares under certain circumstances. Registration Rights Agreement dated October 8, 1996 gives Young demand registration rights for 150,000 shares of common stock and 50,000 shares of common stock

Convertible Note dated April 30, 1997 and options in favor of Mark G. Milask

Convertible Note dated April 30, 1997 and options in favor of Philip Wanger

Convertible Note dated April 30, 1997 and options in favor of Dr. Paul
Smalheiser

Options contained in Consulting Agreement with Anderson, Weinroth and Co. dated June 30, 1997

Employment Agreement with Robert J. Longo

Lionhart Investments Limited $1,000,000 Debenture convertible into registered common shares

Registration Rights Agreement dated as of November 3, 1997 with Robert J. Longo

Registration Rights Agreement dated as of November 3, 1997 with Wasteco Ventures Limited

Registration Rights Agreement dated as of April 21, 1998 with AW Compost Partners, LLC

                                Schedule 3.03(d)
Names and Addresses of Shareholders With Greater than 5% Interest and Number of Shares Owned,

I.    ALL CALCULATIONS CURRENT AS OF 9/30/97**

Nominee
CEDE & Co
P.O. Box 20
Bowling Green Station
New York, NY                                                      2,725,691
--------------------------------------------------------------------------------

John B. Fetter                                  2,528,612         2,648,612
820 Gatemore Road
Bryn Mawr, PA  19010

John B. Fetter Custodian
John Theodore Fetter
Under the PA Uniform Transfers to Minors Act    10,000
820 Gatemore Road
Bryn Mawr, PA  19010-2937

John B. Fetter Custodian
Katherine Elizabeth Fetter
Under the PA Uniform Transfers to Minors Act    10,000
820 Gatemore Road
Bryn Mawr, PA  19010-2937

Marilyn S. Fetter                               100,000
820 Gatemore Road
Bryn Mawr, PA  19010-2937
(1)

*Elizabeth Fetter Eastman, Custodian
Christopher Robert Fetter
Eastman under the MN Uniform Transfers to
Minors Act                                      10,000
2229 Edgcumbe Road
St. Paul, MN  55116-2473

*Elizabeth Fetter Eastman                       21,000
2229 Edgcumbe Road
St. Paul, MN  55116-2473

*Theodore W. Fetter Custodian
John Walker Fetter
Under the MD Uniform Transfers to Minors Act    10,000
8204 Hackamore Drive
Potomac, MD  20854-3874

----------
(1) Remainder of Fetter family controlled by John B. Fetter.
** As of April 6, 1998, there are no additional shareholders with greater than a 5% interest except as indicated in Part II of this Schedule. Since 9/30/97, the ownership percentages of the other parties listed on this Schedule have changed slightly but in most cases have not increased.

*Ruth H. Fetter                                 15,000
535 Gradyville Road, V-160
Newtown Square, PA  19073-2815

*Gordon R. Fetter                               310,000

*Theodore S. Fetter
Tr UA Dec. 22, 1992
Theodore S. Fetter                              60,000
1606 Lark Lane
Villanova, PA  19085-1908

*Theodore W. Fetter                             10,000
8204 Hackamore Drive
Potomac, MD  20854-3874

*Theodore W. Fetter Custodian
Theodore Walker Fetter, II Under
the MD Uniform Transfers to Minors Act          10,000
8204 Hackamore Drive
Potomac, MD 20854-3874

*The S W and T S Fetter
Grandchildren Trust                             30,000
Peter J. May Trustee
P.O. Box 902
Bryn Mawr, PA  19010-0902

*Sarah W. Fetter Trust UA Dec 22, 1992
Sarah W. Fetter Trust                           10,000
1606 Lark Lane
Villanova, Pa  19085-1908

*

Roger E. Tuttle                                 2,333,509         2,439,509
3105 Gibson Lane
Doylestown, PA  18901

Elizabeth J. Tuttle                             100,000
3105 Gibson Lane
Doylestown, PA  18901

William Tuttle                                  6,000
264 Deerfield Court
New Hope, PA  18938-1075

(2)

Robert E. Wortmann                              807,500           1,499,929
80 Knollwood Road
Upper Saddle River, NJ  07158

----------
* Remainder of Fetter family which are not controlled by John B. Fetter.
(2) Shares controlled by Roger Tuttle.

Andrea Wortmann                                 150,000
80 Knollwood Road
Upper Saddle River, NJ  07158

Erika Wortmann                                  150,000
80 Knollwood Road
Upper Saddle River, NJ  07158

Mary Wortmann                                   40,000
80 Knollwood Road
Upper Saddle River, NJ  07158

Robert Wortmann, Jr.                            150,000
80 Knollwood Road
Upper Saddle River, NJ  07158

VRH Construction                                202,429

(3)

Victor D. Wortmann, Sr.                         817,500           1,419,929
47 Mill Glen Road
Upper Saddle River, NJ  07158

Victor Wortmann, Jr.                            200,000
47 Mill Glen Road
Upper Saddle River, NJ  07158

Susan Ann Curran                                200,000
47 Mill Glen Road
Upper Saddle River, NJ  07158

VRH Construction                                202,429

(4)

----------
(3) VRH Construction Company has a total number of 404,858 shares and is controlled 50-50 by Robert and Victor Wortmann.
(4) VRH Construction Company has a total number of 404,858 shares and is controlled 50-50 by Robert and Victor Wortmann.

II.   Reconciliation of shares owned by Wasteco Ventures Limited and Robert J.
      Longo:

      A. Common shares of Compost America Holding Company, Inc. owned prior to November 3, 1997:

                  By Wasteco                    By Longo
                  ----------                    --------

                      None                        100,000

      B. Common shares of Compost America Holding Company, Inc. issued on November 3, 1997:

                  To Wasteco                    To Longo
                  ----------                    --------

                  11,490,609                    3,447,182

      C. Stock dividend shares issued:

                  To Wasteco                    To Longo
                  ----------                    --------

                      89,993                       26,998

      D. Total common shares held as at March 31, 1998:

                  By Wasteco                    By Longo
                  ----------                    --------

                  11,580,602                    3,574,180

      E. Shares issued as "gross-up" for AW Compost Partners, LLC ("AWCP"):

                  To Wasteo                     To Longo
                  ---------                     --------

                     602,955                      180,887

      F. Total common shares held after AWCP investment and "gross-up":

                  By Wasteco                    By Longo
                  ----------                    --------

                  12,183,557                    3,755,067

            CALCULATION OF AW SHARES AND EFFECT ON WASTECO AND LONGO HOLDINGS BASED UPON AWCP INVESTMENT OF $1.75 MILLION

      1. CAHC had 31,024,643 common shares outstanding on a fully-diluted basis (assuming the exercise of all options, warrants and convertible securities) as of calculation date (November 3, 1997), including 11,490,609 issued to WASTECO and 3,447,182 issued to Longo on November 3, 1997. (Longo previously had acquired 100,000).

      2. AWCP will invest $1,750,000 to purchase 17,500 Series D $100 Preferred Shares and 1,627,980 common shares.

      3. Adding these 1,627,980 common shares to the 31,024,643 fully-diluted shares set forth above, the new CAHC fully diluted total as of November 3, 1997 is 32,652,623.

      4. Doing a gross-up to maintain the WASTECO and LONGO positions, divide 32,652,623 by .675 = 48,374,256, of which:

                  CAHC (64.1346%) -   31,024,643
                  AWCP (3.3654%)  -    1,627,980
                  WASTECO (25.0%) -   12,093,564
                  LONGO (7.5%)    -    3,628,069
                                      ----------
                  Total               48,374,256

      5.    Summary of shares to be issued as per above:

                  AWCP     -  1,627,980
                  WASTECO  -    602,955 (12,093,564 less 11,490,609)
                  LONGO    -    180,887 (  3,628,069 less 3,447,182)
                                -------
                  Total       2,411,822

      G. Preferred shares of Compost America Holding Company, Inc. owned by Wasteco, Longo and AWCP:

                  Series A    -  Wasteco  -    130,000
                                 Longo    -     39,000

                  Series C    -  Wasteco  -     70,000
                                 Longo    -     21,000

                  Series D    -  AWCP     -     17,500

                                Schedule 3.03(e)

Andrea Longo is employed by EMAR Group, Inc. which provides insurance services to EPIC. There also may exist from time to time, as will be disclosed in the Disclosure Documents, business relationships and agreements among various members of the Company's board of directors, their affiliates and the Company.

                                Schedule 3.03(f)
         Description of Terms and Conditions of Preferred Stock Series B

See Amendment to Certificate of Incorporation authorizing Series B Preferred Stock dated June 13, 1997 and filed June 13, 1997 with the Secretary of State of New Jersey.

                                  Schedule 3.08
                 Liabilities not Listed in SEC Reports that are
                    Material to the Company or Subsidiaries

See items shown on Schedule 3.11

Demand for back taxes in connection with the American Soil acquisition of up to $150,000.

Failure to properly identify the number and names of Directors of the Company in SEC filings, including John Fetter and Victor Wortmann

1. Working capital loans from VRH Construction totaling $4,086,688, plus accrued interest

      Face Amt: $4,086,688
      Int.:     $  885,219
      Total:    $4,971,907
      Maturity: 12/31/98
      Rate:     10%

2. Working capital loans from Select Acquisitions, Inc. totaling $78,060, plus accrued interest

      Face Amt: $78,060
      Int.:     $ 9,774
      Total:    $87,834
      Maturity: 9/30/98
      Rate:     10%

3. Working capital loan from Roger Tuttle totaling $115,000, plus accrued interest

      Face Amt: $115,000
      Int.:     $ 14,399
      Total:    $129,399
      Maturity: 9/30/98
      Rate:     10%

4. Unsecured Demand Note payable to John B. Fetter dated 7/1/96. $40,000 Note at 10% APR due at the earlier of (i) the Company receiving cash deposit in the aggregate of $500,000 or (ii) the EDA Bond closing for the Newark Project (delinquent).

      Face Amt: $40,000
      Int.:     $ 5,008
      Total:    $45,008
      Maturity: 9/30/98
      Rate:     10%

5. Working capital loan payable to John Fetter totaling $50,000, plus accrued interest.

      Face Amt: $50,000
      Int.:     $ 5,425
      Total:    $55,425
      Maturity: 9/30/98
      Rate:     10%

6. $3,730,870.75 Note payable to Rinker Materials, Inc. dated March 29, 1996 and maturing April 1, 1998, secured by mortgage on Miami property. Note payable to Rinker Materials, Inc. dated March 29, 1996 at 7% interest rate (unpaid - see Schedule 3.10).

      Face Amt: $3,730,871
      Accrued   $  444,736
      Int.:
      Total:    $4,175,607
      Maturity: 4/1/98
      Rate Until
      Maturity:     7%
      Rate After
      04/01/98: 18%

7. Development Agreement Amendment 1 dated January 15, 1995 between the Company and Teepak, Inc. reciting various loans from Teepak in the amounts of $64,871.49 and $200,000 respectively.

      Face Amt: $264,871
      Int.:     $ 63,439
      Total:    $328,310
      Maturity: 12/31/98
      Rate:     10.50%

8. $100,000 revolving Line of Credit payable to Summit Bank, as extended by Agreement dated October 15, 1997.

      Face Amt: $100,000
      Int.:     Paid Monthly
      Total:    $100,000
      Maturity: 7/31/98
      Rate:     9.50%

9.    Working capital loan from Mark Stella maturing December 31, 1997
      (delinquent)

      Face Amt: $15,000
      Int.:     None
      Total:    $15,000
      Maturity: 12/31/97
      Rate:     N/A

10.   Working capital loan from Peter May maturing December 31, 1997
      (delinquent)

      Face Amt: $15,000
      Int.:     None
      Total:    $15,000
      Maturity: 12/31/97
      Rate:     N/A

11. Convertible Note payable to Brokerage Services Management, Inc. dated October 15, 1996 in the original principal amount of $53,000 at 10% maturity December 15, 1996, plus accrued interest; current balance is $33,000, plus accrued interest (delinquent).

      Face Amt: $33,000
      Int.:     $ 2,749
      Total:    $35,749
      Maturity: 7/31/98
      Rate:     10%

12. Management fees and expenses payable to Roger Tuttle, John Fetter and Al Rattie representing accrued salaries in the following amounts: Roger Tuttle $419,750, Al Rattie $177,500 and John Fetter $147,500.

13. Three (3) Convertible Notes to Mark Milask, Dr. Paul Smalheiser and Philip Wanger dated April 30, 1997 in the original principal amount of $25,000 each (notes mature September 30, 1998)

          Mark Milask         Dr. Smallheiser         Philip Wanger
          -----------         ---------------         -------------
      Face Amt: $25,000      Face Amt: $25,000     Face Amt: $25,000
      Int.:     $ 1,166      Int.:     $ 1,166     Int.:     $ 1,458
      Total:    $26,166      Total:    $26,166     Total:    $26,458
      Maturity: 9/30/98      Maturity: 9/30/98     Maturity: 9/30/98
      Rate:     8%           Rate:     8%          Rate:     10%

14.   Convertible Note w/Paul Smalheiser dated 3/26/1997.

      $25,000 Note at 8% maturing October 30, 1998. Conversion at $2.00 for one common share until maturity.

      b. Convertible Note w/Mark G. Milask dated April, 1997.

      $25,000 Note at 8% maturing September 30, 1998. Conversion at $2.00 for one common share until maturity.

      c. Convertible Note w/Phil Wanger dated April, 1997.

      $25,000 Note at 10% maturing September 30, 1998. Conversion at $2.00 for one common share until maturity.

15.   Convertible Note w/Donald A. Kaplan dated April 7, 1997.

      $50,000 Note at 10% maturing September 30, 1998. Conversion at $2.00 for one unregistered common share through March 31, 2002.

      Face Amt: $50,000
      Int.:     $ 2,932
      Total:    $52,932
      Maturity: 9/30/98
      Rate:     10%

16. Lease between City of Gloucester and Gloucester Recycling and Composting Company, Inc. dated 6/1/95. 24-month lease with rent of $100 per month.

17. $132,500 owed to Robert F. Young pursuant to Consulting Agreement dated October 2, 1996 Maturity: 8/1/97 to be paid by check or 50,000 shares of unregistered common stock

18. $407,500 contingent liability owed to Bio-Services, Inc. dated October 2, 1996 pursuant to Asset

      Purchase Replacement Agreement; payable upon completion of all permitting for an in vessel composting facility in Monmouth County, New Jersey

19 Subscription agreement w/Walter E. Piene dated May 14, 1997 and Convertible Note dated June 1, 1997. $22,500 Note at 9% maturing earlier of one year from issue date or first closing of municipal bond financing for any of the Company's composting facilities; convertible to common shares at $2.5 per share.

      Face Amt: $22,500
      Int.:     $ 1,021
      Total:    $23,521
      Maturity: 5/31/98
      Rate:     9%

20. Subscription agreement w/Helen S. Janklow dated May 15, 1997 and Convertible Note dated June 1, 1997. $22,500 Note at % maturing earlier of one year from issue date or first closing of municipal bond financing for any of the Company's composting facilities; convertible to common shares at $2.5 per share.

      Face Amt: $22,500
      Int.:     $ 1,021
      Total:    $23,521
      Maturity: 5/31/98
      Rate:     9%

21. Subscription agreement w/Richard J. Verge dated June 11, 1997 and Convertible Note dated June 1, 1997. $22,500 Note at 9% maturing earlier of one year from issue date or first closing of municipal bond financing for any of the Company's composting facilities; convertible to common shares at $2.5 per share.

      Face Amt: $22,500
      Int.:     $   849
      Total:    $23,349
      Maturity: 5/31/98
      Rate:     9%

22. Note payable to Ehmann, Van Denbergh & Trainor dated July 31, 1996. $400,000 Note maturing April 1, 1998, secured by assets of Newark Recycling and Composting Company, Inc., Monmouth Recycling and Composting Company, Inc., and Miami Recycling and Composting Company, Inc.

23.   Obligations under Doylestown lease

            Court of Common Pleas/Bucks County, PA
            --------------------------------------
            Robert M. Fellheimer vs. Compost America of New Jersey Action No. 97004277-05
            Judgment in Confession
            Entered:  6/6/97
            Amount:  $18,240.31

24. $53,500 payable to Center Capital Corp. pursuant to equipment note dated February 5, 1997 and maturing February 5, 2002

      Face Amt:          $53,500
      Current balance:   $49,455.66
      Int. Rate:         11.875%
      Maturity:          2/5/02

25. Equipment Note payable to Concord Commercial dated April 9, 1997. $202,995 Note at 8.95% maturing April 9, 2000.

      Face Amt:          $202,995
      Current balance:   $172,818.45
      Int. Rate:         8.95%
      Maturity:          4/9/00

26. Equipment Note payable to General Electric Capital dated February 24, 1995. $59,920 Note at 10.75% maturing February 23, 1999.

      Face Amt:          $59,920
      Current balance:   $24,205.80
      Int. Rate:         10.75%
      Maturity:          2/23/99

27. $88,507.08 ($76,750 plus $11,757.08 in interest) payable to Orix Credit Alliance pursuant to equipment note dated July 18, 1996 maturing July 20, 1999

      Face Amt:          $76,750
      Current balance:   $49,460.46
      Int. Rate:         9.50%
      Maturity:          7/20/99

28. $2,000,000 Note to Equity Investments of Delaware, Inc. or designee convertible into 800,000 shares of Series B Preferred Stock.

29. Rights granted to LEN Co., All Jersey Express Company, Inc., Edward T. Haefeli and Louis Aboyoun pursuant to letter agreement dated November 1, 1997. Total amount owed is $594,000, of which (subject to current continuing negotiations) a portion will be payable at financial closing for the Newark Project and the remainder over a period of time.

30. Select Acquisitions, Inc. is owed an undetermined fee to be determined mutually by the Company and Select's President, who also serves as a director of the Company.

                                  Schedule 3.10
                 Undisclosed Liabilities Since January 31, 1998

1. Promissory Note in the principal amount of $3,730,870.75, secured by first mortgage, payable by Miami Recycling and Composting Company, Inc. to Rinker Materials Corporation. Note was due on April 1, 1998 and remains unpaid. Amount owed is approximately $4,300,000, including accrued interest from March 29, 1996.

2.    $100,000 due Black & Veatch for design and engineering work.

3. $100,000 due Chicago Recycling & Composting Co., Inc. for development expenses.

4. $90,097 due Ehmann, Van Denbergh & Trainor as of March 2, 1998, which remains unpaid.

5.    $70,000 due David Egarian/D.J. Egarian.

6.    $60,000 due Ronald Bryce/R.C. Land.

                                Schedule 3.11(a)
                     Changes Having Material Adverse Effect

See Schedule 3.10 for description of overdue Promissory Note to Rinker Materials Corporation

                                Schedule 3.11(b)
              Changes in Accounting Methods Since January 31, 1998
                          Failures to Maintain Property
                    Redemption of Company or Subsidiary Stock
                           Sales or Issuances of Stock
                              Insider Transactions
                   Capital Expenditures in Excess of $100,000
            Additional Loans or Guarantees by Company or Subsidiaries
                 Additional Encumbrances on Assets or Properties
              Amendments to Bylaws or Certificate of Incorporation
                       Modifications to Material Contracts
                      Failures to Pay Creditors Amounts Due
                      Sales or Leases of Property or Assets

Delinquent obligations referenced on Schedule 3.10 hereto.

Various additional accounts payable to trade creditors in the amount of approximately $1,030,000, including additional legal fees in excess of $350,000.

Item (iv) - except as provided in the Stock Purchase Agreement with respect to the Excluded Assets.

Item (vi) Contemplated amendment to Certificate of Incorporation and By-laws to increase the number of members of the Board of Directors of EPIC.

Options related to Chicago real estate interests are due.

Miami property may be subject to tax reassessment.

                                Schedule 3.12 (a)
                             Employee Benefit Plans

Company

Compost America Corp.
The Guardian Health Insurance Plan with The Guardian.
Covers Renee Beites, Richard Kish, Alfred Rattie, Rutherford, Roger Tuttle and William Tuttle.

EPIC

Employee Health & Life Insurance Plan Document with Great West Life & Annuity Insurance Co.
This plan covers EPIC employees.
Standard Trust Agreement dated November 1, 1997 by and between EPIC and Kevin K. Walsh, as Trustee.

Multiemployer Plans
   Local 945
   Local 542
   Local 825

Potential withdrawal liability of $7,000 under multiemployer plan

                                Schedule 3.13(a)
                           List of Owned Real Property

Miami property owned by Miami Recycling and Composting, Inc. located in Medley, Florida.

Newark property owned by Newark Recycling and Composting, Inc. located in Newark, New Jersey

Brownfield Property located in Freehold Township, Monmouth County, New Jersey, purchased by Monmouth Recycling & Composting Co., Inc. on January 26, 1998

LONGO

Texas Property known as Tract 6-A, East Texas Center
Owentown, Smith Colony, Texas

                                Schedule 3.13(b)
                          List of Leased Real Property

Lease for 320 Grand Avenue, Englewood, New Jersey between Company and VRH Construction dated May 1, 1996

Lease dated July 1, 1995 between City of Gloucester and Gloucester Recycling and Composting Company, Inc. for property located in Gloucester, New Jersey

Lease of 10.462 acre parcel and 8.296 acre parcel located in Monmouth, New
Jersey

LONGO

Lease dated February 25, 1991, as amended, between Consolidated Rail Corporation and R.J. Longo Construction Co., Inc. and located on 3.11 acres known as Brills Yard, Newark, New Jersey (see schedule 4.01(c)(i) for document).

Oral Lease month-to-month lease between Trust f/b/o children of Robert J. Longo, as Landlord, and R.J. Longo Construction Co., Inc., as Tenant covering premises located at 305 Palmer Road, Denville, New Jersey.

With respect to "peaceful; undisturbed possession" - except as provided in the Conrail Lease.

                                Schedule 3.14(a)
       List of Tangible Personal Property Used in Business Owned or Leased

1. Items securing note payable to Center Capital Corp. pursuant to equipment note dated February 5, 1997 and maturing February 5, 2002

      Wildcat Turner
      This equipment has a $53,500.00 note with Center Capital Corp. maturing February 5, 2002.
      Current Balance is $49,455.66
      The note interest rate is 11.875 APR

2. Items securing note payable to Concord Commercial pursuant to equipment note dated April 9, 1997 maturing April 9, 2000

      Tromel (Screen)
      This equipment has a $202,995.00 note with Concord Commercial, maturing April 9, 2000.
      Current balance is $172,818.45
      The note interest rate is 8.95 APR

3. Items securing note payable to General Electric Capital pursuant to equipment note dated February 24, 1995 maturing February 23, 1999

      Cat Excavator
      This equipment has a $59,920.00 note with G.E. Capital, maturing February 23, 1999.
      Current balance is $24,205.80
      The note interest rate is 10.75 APR

4. Items securing note payable to Orix Credit Alliance pursuant to equipment note dated July 18, 1996 maturing July 20, 1999

      Cat 966 Loader
      This equipment has a $76,750.00 note with ORIX Credit Allowance maturing July 20, 1999.
      Current balance is $49,460.46
      The note interest rate is 9.50 APR

5.    Car Lease with GMAC dated August 11, 1995

      The GMAC car lease is for a 1995 Tahoe. The 3 year lease ends August 1998. The monthly payment is $593.00
      The buyout is approximately $20,000.

6.    Car Lease/Note with Mazda American Credit dated July 11, 1997

      The Mazda car loan is with Mazda American Credit. The car is a 1993 Mazda 929.
      The monthly payment is $495.

7. Car Lease with Fred Beans Ford dated August 23, 1997 and maturing August 23, 2000

      The Ford car lease is a 1997 Explorer. The 3 year lease ends August 2000. The monthly payment is $540.

8. Items securing note payable to Capital Innovations, Inc. dated June 8, 1995 and maturing July 10, 2000.

      This equipment has a $110,563.30 note with Capital Innovations, Inc., maturing July 10, 2000.
      Current balance is $67,419.58. The note interest rate is 12.53 APR.

9.    Xerox copy machine Lease Agreement maturing ________, 2000

      The Xerox copy machine is four months old. The total value was $31,000. The monthly payment is $730.00 and ends July 2000.

EPIC

See Equipment Schedule 3.10(b) of the Longo Stock Purchase Agreement (copy attached).

                                Schedule 3.14(b)
                   Lease Payments of $25,000 or more per year

1. Items securing note payable to Concord Commercial pursuant to equipment note dated April 9, 1997 maturing April 9, 2000

2. Items securing note payable to Orix Credit Alliance pursuant to equipment note dated July 18, 1996 maturing July 20, 1999

3. Truck Lease and Service Agreement between R.J. Longo Construction Co., Inc. d/b/a EPIC dated February 14, 1995.

The Company expects to refinance items 1 and 2 with a new equipment borrowing of up to $500,000, such refinancing to close no later than May 15, 1998.

The Company also expects that the Equipment Debt Refinancing (as defined in the Agreement) with respect to EPIC rail cars and equipment will occur by May 15, 1998.

                               Schedule 3.15(a)(i)
 Patents, Trademarks, Owned Intellectual Property of Company, Longo Subsidiaries

COMPOST

Patents

None

Permits

City of Newark & Local Authorities

Final Site Plan Approval
Application No. SP75-2094
Applicant: Newark Recycling & Composting Co., Inc.

Soil Erosion and Sediment Control Permit
Permit #101164
Owner:  Newark Recycling & Composting, Inc.

Local Treatment Works Approval
NJPDES
Owner: Newark Recycling & Composting Company

Sewer Extension Letter
*A permit issued by PVSC prior to the commencement of the facility construction is not required

Essex County

Inclusion in Essex County Solid Waste Plan
Ordinance #0-96-0027
Ordinance - amending the Solid Waste Management Plan to include Newark Recycling and Composting Company

State Approvals

New Jersey Pollutant Discharge Elimination System
Permit #NJ0108821
Permittee:  Newark Recycling & Composting

Air Quality Permit
Permittee:  Newark Recycling & Composting Co., Inc.
BNSR Log Number: 01-96-4480
Stack Designation:  001
APC Plant ID No.: 06715

State Treatment Works Approval
Permit #96-0229-4
Applicant: Newark Recycling Co.

Stream Encroachment Waiver
Letter from State of New Jersey "No stream encroachment permit other than this letter will be required for the proposed construction."

General Permit 11
Authorization for Freshwater Wetlands Statewide General Permit, Water Quality Certification and Waiver of Transition Area for Access
File No.: 0714-91-0001.5
Applicant: Compost America
Block: 5060 Lots: 106 and 116

Inclusion in State Solid Waste Plan
Certification of the December 26, 1996 Amendment to the Essex County District Solid Waste Management Plan

Disclosure Statement Review Letter
Letter stating that Newark Recycling and Composting Co., Inc. d/b/a Passaic Valley Mgt. Group and Agricycle has been issued an A-901 license.

LONGO

Patents:

Municipal Solid Waste Landfill System
Robert J. Longo, Sr., Applicant
Application #08/661,336
Application Assigned to R. J. Longo Construction Co., Inc. d/b/a EPIC

Permits:

NJDEP Registration No. 17244
Intermodal Container Facility Permit

USDOT No. 568451
Solid Waste Transporter License

USEPA ID No. NJD 986647501

NJBPU Certificate of Public Convenience & Necessity No. SW 1889

NJPDES Permit No. NJ0081361
Container Storage Site

NJSA 13.1E-126
Solid/Hazardous Waste Transporter License (A-901)

ICC Carrier's Certificate

Inermodal Container Facility Permit
(State of New Jersey, Division of Solid Waste Management)

Further descriptions of current permits and general status of the Miami and Newark Projects are attached hereto and made a part of this Schedule.

                               Miami Project Recap

1.    Permitting

      1.1.  Air

      DERM is satisfied that potential emissions of regulated pollutants from the facility will be inconsequential so that ambient impact modeling of regulated Clean Air Act compounds is not required. Remaining issues are limited to odor impacts (i.e., nuisance conditions) beyond the facility property boundary. CAHC strategy is to use engineering and meteorological modeling methods to demonstrate that nuisance conditions will not be an issue beyond the property boundary.

      It is expected that the Air Permit will be issued in late April.

Solid Waste

      General agreement achieved with DERM and FDEP on Minor Modification to solid waste permit with conditions more favorable to CAHC. Permit modifications are being approved concurrent with air permit application approvals.

      FDEP permit is expected to be issued by late April provided MRCC has a closure bond in place (see Financing). DERM conditions are expected to be finalized by May. MRCC has been told that DERM conditions will mirror the FDEP permit. The DERM permit itself is an operating permit and is expected to be issued during the latter stages of construction.

      It will be necessary to have a facility closure bond in place prior to the issuance to the FDEP solid waste permit.

Water

      Water supply issues are dealt with under "Utilities". Water permits include Class IV and Class VI. Mitigation is also a quasi-permitting issue. Water permits are also bundled under the heading of a Management and Storage of Storm Water (MSSW) permit.

      It is expected that issues regarding the required permits, including wetlands, mitigation ratio, stormwater storage capacity and soil percolation will be resolved and permits will be in hand by late April. The first pass mitigation ratio from the U. S. Army Corps of Engineers is at 2.5:1. Because the MRCC project is at the leading edge of other development in the Pennsuco area and thus a precedent setter, it may prove difficult to move the Corps off of this ratio. In such event, a structured payout can be arranged with the Corps. The cost of mitigation at this ratio is slightly over $500,000.

FDOT

      Design of the rail crossing is ready to submit to FDOT. This is the longest lead-time permit item because a hearing is required. The design has been settled with local regulators and the application has been filed with the state. The project should be able to get an earlier determination of the acceptability of the design and proceed toward closing while this permit is in the issuance process and, if necessary, receive a letter from the Department that the application meets technical requirements. Final issuance is expected in June.

Procurement

      Bedminster Seacor Services Miami Corporation, a wholly owned subsidiary of MRCC, has a 30-year put or pay contract with the city of Miami which provides a minimum of 150,000 TPY of MSW. This represents nearly 80% of the project's design capacity. Tip fees start at $52 per ton and escalates according to the CPI. The contract has been modified to extend the initial start date by twenty-four months, until November, 2000. Negotiations are under way to increase volume to 175,000 tons per year.

      The project also has a contract for a minimum 30,000 tons of sludge at $23.50. The project is allowed to process 95,000 TPY of sludge.

      The project can also process approximately 55,000 TPY of grit chamber material. Discussions with treatment plants to secure this material have begun. Proforma revenue is $62 per ton.

      Discussions with townships near the composting facility along with Dade County officials to secure additional waste materials are underway.

Utilities

Electric

      The facility can use Florida Power & Light as its electric supplier. Discussion is also underway with Enron on a project basis or global basis covering this or all projects. Enron electricity will be at a discount to utility rates but must be analyzed against capital requirements. Enron has stated that 5(cent) power is possible in Florida even without deregulation.

Water

      Negotiations are ongoing with the Town of Medley for the supply of water to the facility from the public system. The Town has offered to supply potable water to the project. The public water main MRCC will link to under a proposed agreement with the Town has experienced water pressure and volume problems that impact on the Facility's ability to meet fire flows. Medley's attorney has suggested annexation as a quid pro quo for providing water service to the project. If he proves to be intransigent on this point we are pursuing a parallel track with the Environmental Quality Control Board (EQCB) to allow process and potable water to come from on-site wells. Water testing trials have been completed at the site and the results should be acceptable to the EQCB. The EQCB hearing is scheduled for April 9.

Sewer

      The project has received a five-year exemption from sewer connection requirements and will operate with a septic system and leach field during that time. After five years, a further extension or variance may be sought provided we have not experienced septic system problems. A bond to cover construction cost should the sewer be required must be in place to receive final platting approval. The bond amount must be roughly $500,000.

Contracts

EPC

      The EPC price is currently at $47.5 million. Delivery is at 18 months from notice to proceed plus 4 months of facility start-up.

      The major EPC cost items include drums, electrical, mechanical and pre-engineered building. Steps are being taken to refine and reduce the EPC amount, particularly in these high cost areas.

      Pricing is for a manned SCAT turning system. The project will switch to a trough type automated system prior to closing. EPC cost should not change appreciably, but cost of operation and maintenance should be lower.

      Contract language and exhibits are 98% completed. Some performance testing items and guarantee exhibit language are being finished.

      Much of the sales tax on Facility equipment can be eliminated through the Florida WAGES program. A sales tax collection certificate must be in hand prior to MRCC being included in the program. Application for the tax collection certificate was made by MRCC in February. It is expected to be issued at any time.

O&M

      The O&M contract requires some closure on technology prior to moving forward. The O&M contract will pay PSG an annual fee and reimburse PSG's costs. PSG will guarantee to meet permits and compost quality. PSG will also be able to earn incentives by reducing operating cost of the project.

Efficacy Insurance

      Hartford Steam Boiler Inspection and Insurance Company has agreed to insure the technical performance of the facility. HSB's responsibility begins at the limitation of liability in the EPC contract (100% of the EPC price until mechanical completion and then reduced to 35% of the EPC price). HSB's liability is the difference between the EPC limit and the value of the senior debt plus interest for one year plus additional funds to make facility modifications. The policy will be written so that the senior lender has no construction or technical performance risk.

Residue Disposal

      Discussions have begun with (a) landfills in Dade and Broward Counties,
(b) incinerators in Broward County, (3) plastic recyclers and (4) ferrous metal recyclers for the disposal and/or recycling of project residue. It is likely that an eddy current separator will be added to the project to allow the stream of waste aluminum to also be pulled off and recycled.

Financing

      Sixteen million dollars in tax exempt allocation was obtained from the Dade County Industrial Development Authority, which allocation has been extended through 1998. Additional allocation is being sought, however the project can reach financial closing by borrowing additionally required amounts on a taxable basis and refunding on a tax exempt basis as allocation becomes available.

      Legal documentary pieces of closing will begin about 6 weeks prior to the anticipated closing date. Agreements need to be modified for conversion to reflect weekly floating rate mode bonds (if credit enhanced) or fixed term. Credit enhancement provisions must be added as applicable. Talks with prospective credit facility providers should begin at least 4 weeks prior to initiation of document changes.

      Discussions have begun with both HSB and Enron regarding project sub-debt.

      R. W. Beck has been informed of generic progress. They will need documentation to perform feasibility study roughly 8 weeks prior to conversion of the bonds. Estimated cost for the Beck report is $80,000.

      Bonding for facility closure (expected to be about $5,000,000 dependent on residue disposal cost) is required for the State Solid Waste Facility permit. A $500,000 bond to cover sewer construction cost if the facility cannot operate on a zero discharge basis is required by the EQCB.

                              Newark Project Recap

2.    Permitting

      A meeting was held with the New Jersey Department of Environmental Protection on February 5. Discussion centered on change in scope for the facility from 340 TPD of sludge to a combined 1,200 TPD of sludge plus solid waste.

      To keep the project on track the DEP strongly urged the project to permit the facility as a Class C Recycling Facility without a solid waste front end. Regulators said they can be flexible as to the interpretation of source separated organic waste (SSOW) in general and as to the characteristics and amount of residue in particular. They also indicated that our upgraded application, when received would receive a fast track.

      Following the suggested path will save considerable time in permitting. Steps needed to receive the permits necessary to convert the existing bonds are:

o Notify City of Newark of Treatment Works Approval change in scope (as a courtesy)
o File an application to modify the NJPDES permit
o File application to modify the Treatment Works Approval permit
o File a new application for a Class C Recycling Facility permit ($5,800 fee).

      In other permitting developments, it was suggested that the ditch abutting the site be reclassified to wetland with ordinary resource value from intermediate resource value negating the need for a 50' setback. At the same time, the Bureau of Land Use confirmed that a Waterfront Development permit would not be required for the facility due to the existence of tidal gates in the drainage ditches. The project had previously been given this assurance, but the Bureau had neglected to advise the Division of Solid and Hazardous Waste of this and, in fact, had advised Solid Waste that the permit would be required. A formal request for reclassification of the wetland resource value has been filed.

      The project site was the former home of a tidally influenced creek. The state therefor owns a tidelands easement across the site. Since the creek has been gone for many years, state ownership of tidelands is no longer an issue, but the project must enter a formal process for the state to convey its rights back to NRCC. There will be a yet to be determined cost for the conveyance if it is determined that the state does in fact still own a portion of the land. Investigation of the Title Insurance policy for the property reveals that the insurer excluded the creek from its coverage. There is no impediment to this action. The state has been formally asked to issue a Notice of Determination.

      Permit application/modification background work is in progress. Final submittal of applications or modifications can only be made once the facility back-end is defined and P. E. sealed drawings are available. It is anticipated that decisions will be made by late April with formal applications filed within two weeks thereafter. We are anticipating 120 days for the NJPDES process and 90 days for the Solid Waste process after the filing of applications.

Procurement

Biosolids

      Biosolids will be obtained from the New York City EPIC contract and/or other biosolids contracts. Negotiations have begun with Mascaro and Hydropress/Tully to obtain additional biosolids.

SSOW

      SSOW will be obtained from various commercial waste generators (food processing centers, supermarkets, restaurants, cafeterias and others), waste haulers and directly from municipalities.

Utilities

      The project still anticipates using public water, gas, sewer and electricity. Enron has also been invited to provide a proposal for electric service (both by project and globally for the company). Enron has come forward with an estimate that 3.5(cent) power will be available in Newark. Each 1(cent) savings in electric rates may correspond to $250,000 or more annually depending on the final equipment configuration. Using Enron however may expose the project to some additional capital cost to bring service to the site. Utilities generally absorb this cost dependent on anticipated future revenues. It is likely the project can make similar arrangements with Enron. Preliminary meetings have been held with Enron. They have offered an exclusive arrangement for providing power schemes for the projects. Enron has been told that progress on the electric service side is tied to progress on the sub-debt side. They will offer a modified service agreement to include this factor.

Contracts

EPC

      The EPC process is coming to a close from a "language" standpoint. The Miami contract will become the model by which the Newark contract is set. The Newark EPC is as yet unpriced. Pricing will move forward as the back-end technology is chosen. Koch Transporttechnik has been engaged to provide a process design and equipment proposal package on a shared risk basis. Koch will be paid up to $25,000 in current dollars for the proposal. Up to $25,000 will be deferred until conversion of the bonds. If Koch's design is used for permitting, the project will purchase the equipment from Koch at prices to be negotiated. Koch will provide its process and equipment guarantees through Black & Veatch.

      Longwood Manufacturing Corporation is working on a proposal which utilizes its existing compost turner modified to provide a level bed (as Koch's system does) throughout the composting tunnels. This is required for the anticipated permitted volume to fit within the NRCC facility.

      SGE Environmental / Heil Company is also working through a proposal for the project. We have investigated drums made by SGEE and were impressed with the simplicity and effectiveness of the equipment from a material preparation standpoint.

      Time estimates to sort through the proposals/concepts is through late April/early May.

O&M

      The O&M contract requires some closure on technology prior to moving forward. Concepts of the Miami O&M contract will apply to Newark. The O&M contract will pay PSG an annual fee and reimburse PSG's costs. PSG will guarantee to meet permits and compost quality. PSG will also be able to earn incentives by reducing operating cost of the project.

Efficacy Insurance

      Hartford Steam Boiler Inspection and Insurance Company has agreed to insure the technical performance of the facility. HSB's responsibility begins at the limitation of liability in the EPC contract (100% of the EPC price until mechanical completion and then reduced to 35% of the EPC price). HSB's liability is the difference between the EPC limit and the value of the senior debt plus interest for one year plus additional funds to make facility modifications. The policy will be written so that the senior lender has no construction or technical performance risk.

Residue Disposal

      Residue disposal, at worst case, can be accomplished through rail transportation to USA Waste landfill sites in Virginia. Expected cost for such disposal is roughly $37 per ton.

Financing

      Legal documentary pieces of closing will begin about 6 weeks prior to the anticipated closing date. Agreements need to be modified for conversion to reflect weekly floating rate mode bonds (if credit enhanced) or fixed term. Credit enhancement provisions must be added as applicable. Talks with prospective credit facility providers should begin at least 4 weeks prior to initiation of document changes.

      Discussions have begun with both HSB and Enron regarding project sub-debt.

      R. W. Beck has been informed of generic progress. They will need documentation to perform feasibility study roughly 8 weeks prior to conversion of the bonds. Estimated cost for the Beck report is $80,000.

                              Schedule 3.15(a)(ii)
         Licensed Intellectual Property of Company, Longo, Subsidiaries

                                      None

                                  Schedule 3.16
                   Carve-outs to Environmental Representations

Declaration of Environmental Restrictions on Newark property dated December 23, 1994 and recorded in the Office of the Clerk of the Circuit Court of Essex County, New Jersey in Deed Book 5348, page 922.

Matters shown on Phase I Environmental Report for Newark property dated October, 1997.

Matters shown on Phase I Environmental Report for Miami property dated January 12, 1995 updated on October 15, 1997.

Matters shown on Phase I Environmental Report for Brill Yard leased property dated October, 1997.

Transportation of source material from Brill Yard, Newark, New Jersey.

Matters shown on Phase I Environmental Report dated October, 1997 for Tyler, Texas property owned by Longo.

See additional information included as part of Schedule 3.15(a)(i).

                                  Schedule 3.17
                                   Litigation

1.    Demand for back taxes payable by American Soil, Inc. referenced in
      Schedule 3.08.

2.    Claim for $120,000 from Berwyn Capital Investments.

3.    Claim for $70,000 from David Egarian.

4. Approximately $4,300,000 owed to Rinker Materials Corporation as described in Schedule 3.10.

5. Ehmann, Van Denbregh & Trainer has filed suit for payment of the debt described in Schedule 3.10.

6. Threat of lawsuit by Lionhart Global Appreciation Fund, Limited for unspecified damages related to 10% Convertible Debenture due November 26, 1999.

7. Threat of lawsuit by Michael Marchese for consulting fees pursuant to consulting agreement dated October 2, 1996.

                                Schedule 3.18(a)
                                    Insurance

                                     COMPOST

LIMITS                       POLICY                        DEDUCTIBLE
------                       ------                        ----------
$2,000,000 Aggregate/        Reissuance Corp. of NY
$1,000,000 Per Occurrence    No. GLR005398                 n/a
                             Commercial General Liability

$100,000/$500,000            New Jersey Reinsurance Co.
                             Worker's Compensation         n/a
                             No. G00776-5-96

$150,000 per Item            Continental Insurance Co.     $1,000
or Occurrence                Contractor's Equipment
                             No. IM0948443

Business Auto                ITT Hartford                  $500
$1,000,000                   Business Auto Coverage Form
                             No. 39 UEC LE 2178

$2,000,000 General           Hartford Spectrum             $1,000 Per Occurrence
Aggregate                    Business Insurance Policy
$100,000 limit               No. 39 SBA DX3761

$25,000                      Commercial Island Marine      $1,000
                             ITT Hartford
                             Contractor's Equipment
                             #39 MSC 4V2776

                             The Guardian Health Insurance
                             Plan (See Schedule 3.12(a))

$10,000,000                  Directors, Officers and
                             Corporate                     $150,000
                             Liability Insurance -
                             National Union
                             Fire Ins. Co. of Pittsburgh,
                             Pa.

                                     EPIC

LIMITS                       POLICY                        DEDUCTIBLE
$1,000,000                   Automobile (Other than Texas) *
                             #CA7665102RA (7/1/97-8)

$1,000,000                   Automobile (Texas)            *
                             #CA7665103RA (7/1/97-8)

$1,000,000                   General Liability (Other
                             than Texas)                   nil
Occurrence                   #GL3409003RA (7/1/97-8)

$2,000,000                   General Liability (Texas)     nil
Aggregate                    #GL3409004RA (7/1/97-8)

$1,596,000                   Property
Values                       #9CP30002829003 (7/1/97-8) -
                             $1,000 except EDP =           $500

$1,000,000                   Worker's Compensation         n/a
                             #WC5715405 (4/1/97-8)

$5,000                       Motor Truck Cargo             $1,000
                             #3AE58644602 (3/1/97-8)

$1,000,000                   Boiler and Machinery          $500
                             #BM1NY858940910 (11/6/96-7)

$5,000,000                   Pollution Legal Liability     $50,000
                             #PLS5292583 (12/13/96-99)

$5,000,000                   Per Investment

$10,000,000                  Aggregate

$35,000,000                  Commercial Umbrella           $10,000

                             N/A New York Disability N/A

(See Attached                Contractor's Equipment        (See
Schedule)                    Texas Property (See Attached  Attached
                             Schedules)                    Schedule)

                             $1,000 all vehicles except
                             tractors (Code 50499),
                             which is $3,000

                                Schedule 3.18(c)
                     Self-Insured Risks for Past Five Years

Self-insured health insurance coverage with respect to EPIC.

                                Schedule 3.18(d)
                     Uninsured Material Assets of Company,
                 EPIC or other Subsidiaries in Past Five Years.

                                      None

                                Schedule 3.19(a)
                               Material Contracts
                  Over $100,000 for services, personalty, etc.
                              Management Contracts
                           Contracts with Contractors
                       Brokerage and Marketing Agreements
                           All EPIC Material Contracts

COMPOST

See reference to Consulting Agreements and Stock Agreements in Schedule 3.03(b)(1).

See list of indebtedness in Schedule 3.09.

See equipment leases listed in Schedule 3.14(a).

EPIC

See schedule 4.01 for EPIC Material Contracts.

                                Schedule 3.19(d)
      Agreements to Purchase Assets or Properties of Company or Subsidiary

Agreements with Andersen Weinroth re AMR assets, including AMR Option.

EPIC Option.

                                  Schedule 3.21
          List of Collective Bargaining Agreements; Material Violations

COMPOST

None

EPIC LABOR-RELATED UNION AGREEMENTS:

International Union Of Operating Engineers
A.F. of L. - C.I.O.
Local 542 - (PA)
Agreement Period 3/1/95-4/7/99
Status-Active

Heavy & General Local 472 and 172 (NJ)
Agreement Period 3/1/92 - 2/28/95
Status - No Signed Agreement - 2 Active Employees

EPIC's January 1998 settlement with the Teamsters Union Locals 945 and 825 has been voted down by the union membership. EPIC, therefore, intends to operate the Brill Yard Facility and all related trucking services independently, and representatives from CAHC/EPIC will return to the negotiating table at some future date.

LABOR DISPUTES PENDING:

R.J. Longo Construction Co., Inc. d/b/a EPIC and Teamsters
Local 42, Grievance filed by William Barry

None for Company or Subsidiaries

                                Schedule 3.22(a)
                        Carve-outs to Tax Representations

American Soil

941 Payroll taxes (See referenced in Schedule 3.08)

Compost America Holding of New Jersey, Ltd.
Levy placed on old checking acct. in the amount of $1,996.76 with interest for a total amount of $2,122.55

                                Schedule 3.22(c)
 List of Tax Returns Filed for Company, Longo and all Subsidiaries since 4/30/95

                              See attached Schedule

                         Compost America Holding Company
                                and Subsidiaries

------------------------------------------------------------------------------------------------------------------------
                         COMPOST    COMPOST
                         AMERICA    AMERICA    NEWARK    GLOUCESTER  MONMOUTH     MIAMI     CHICAGO   AMERICAN  AMERICAN
                         HOLDING  NEW JERSEY  RECYCLING   RECYCLING  RECYCLING  RECYCLING  RECYCLING    SOIL     BIO-AG
                         -----------------------------------------------------------------------------------------------
                         Filed?     Filed?     Filed?      Filed?     Filed?     Filed?     Flied?     Filed?    Filed?
------------------------------------------------------------------------------------------------------------------------
   April 30, 1997
------------------------------------------------------------------------------------------------------------------------
Franchise Taxes            N/A        Yes        Yes         Yes        Yes        Yes        Yes        N/A       Yes
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Federal Income Taxes       Ext        Ext        Ext         Ext        Ext        Ext        Ext        Ext       Ext
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
State Income Taxes         Ext        Ext        Ext         Ext        Ext        Ext        Ext        Ext       Ext
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Payroll Taxes              Yes        N/A        N/A         N/A        N/A        N/A        N/A        Yes       N/A
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   April 30, 1996
------------------------------------------------------------------------------------------------------------------------
Franchise Taxes            N/A        Yes        Yes         Yes        Yes        Yes        Yes        N/A       Yes
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Federal Income Taxes       Yes        Yes        Yes         Yes        Yes        Yes        Yes        Yes       Yes
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
State Income Taxes         Yes        Yes        Yes         Yes        Yes        Yes        Yes        Yes       Yes
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Payroll Taxes              Yes        N/A        N/A         N/A        N/A        N/A        N/A        Yes       N/A
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   April 30, 1995
------------------------------------------------------------------------------------------------------------------------
Franchise Taxes            N/A        Yes        Yes         Yes        Yes        Yes        Yes        N/A       Yes
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Federal Income Taxes       Yes        Yes        Yes         Yes        Yes        Yes        Yes        Yes       Yes
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
State Income Taxes         Yes        Yes        Yes         Yes        Yes        Yes        Yes        Yes       Yes
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Payroll Taxes              N/A        Yes        N/A         Yes        N/A        N/A        N/A        Yes       N/A
------------------------------------------------------------------------------------------------------------------------

Ext = Return on Extension

                                Schedule 3.22(d)
                      Amounts and Expiration Dates of NOLs,
               Net Capital Losses, Unused Business Credits, ETCs

            See the Company's Quarterly Report on Form 10-QSB for the
                      fiscal quarter ended January 31, 1998

                                Schedule 3.22(e)
    Reserves and Allowances not Provided for in Interim Financial Statements

Potential contingent liability for taxes related to acquisition of RC Land Company, Inc.

o Compost America Holding Company used its own stock to acquire land in Arizona from RC Land Company, Inc. for land application. The possible federal/state tax liability at the Newark Recycling and Composting Company is $150,000 - $200,000.

                                  Schedule 4.01
                           Material Contracts of Longo

4.01(c)(i): Purchase Contracts and Agreements

1. Agreement between Local Union 542-C International Union of Operating Engineers, A.F.L. -C.I.O. and Longo EPIC dated March 1, 1995.

2. Agreement between EPIC , R.J. Longo Construction, Inc. and Virotech Systems, Inc. and Local 945, I. B. of T., AFL-CIO effective 4/1/91.

3. Agreement between EPIC R. J. Longo Construction, Inc., Virotech Systems, Inc. and International Union of Operating Engineers, AFL-CIO Local Union No. 825 effective April 1, 1994.

4. Shop Agreement between R. J. Longo Construction, Inc. t/a EPIC and International Union of Operating Engineers, AFL-CIO Local Union No. 825 effective 4/1/97.

5. Agreement between I.B. of T. Local No. 42, AFL-CIO and EPIC R. J. Longo Construction Co., Inc. dated 5/1/96.

6. Lease Agreement dated February 25, 1991 between R.J. Longo Construction Co., Inc. and Consolidated Rail Corporation for real property known as Brill's Yard, Newark, New Jersey as amended January 30, 1995, February 16, 1995, August 23, 1995, November 1, 1995 and July 30, 1996.

7. Chemical Waste Transportation Contract between Consolidated Rail Corporation and Union Pacific Railroad Company and EPIC No. CR-X-02094 dated September 17, 1996 (this contract may have expired).

8. Chemical Waste Transportation Contract between Consolidated Rail Corporation and Norfolk Southern Railway Company and Consolidated Subsidiaries and EPIC No. CR-X-02175 dated March 31, 1997.

9. Environmental Services Agreement dated January 18, 1995 between R.J. Longo Construction Co., Inc. d/b/a Environmental Protection & Improvement Company and Geological Reclamation Operations and Waste Systems, Inc.

10. Award of 10 year $23.5 million biosolid contract from Joint Meeting of Union and Essex Counties.

4.01(c)(ii): Contracts and Agreements for Sale

1. Agreement with Bergen County Utilities Authority and R. J. Longo Construction Co., Inc. d/b/a EPIC dated January 19, 1995.

2. New York City Contract for Biosolids Management Services dated September 9, 1997 for land application of biosolids (already provided).

3. Letter Agreement with SpectraServ dated July 26, 1996 for transportation of sludge.

4. Contract with IEM/Sealand for transportation of low-level radioactive soils from Brill's Yard, Newark, New Jersey.

5. Subcontract with Sevenson Environmental Services, Inc. dated February 22, 1996 for transportation of soils from Brill's Yard, Newark, New Jersey.

6. Rail car Equipment Agreement Lease with USPCI/Laidlaw dated April 1, 1997 for rail cars and containers.

4.01(c)(iii): Contracts and Agreements with Brokers, etc.

1. Contract with Quirk Carson Peppet, Inc. for financial advisory services dated February 21, 1997 as amended February 28, 1997.

4.01(c)(iv): Management Contracts

Employment Agreements with Robert J. Longo, Jay Waxenbaum and Kevin K. Walsh referred to in Schedule 3.03(b)(1).

4.01(c)(v): Indebtedness of Longo (current as of 10/23/97)

1. Note payable to U.S. Bancorp in the original principal amount of $5,500,000.00 dated May 31, 1996.

2. Note payable to TFC Textron in the original principal amount of $1,091,839.80 dated March 28, 1996.

3. Note payable to TFC Textron in the original principal amount of $1,489,789.20 dated May 3, 1996.

4. Note payable to TFC Textron in the original principal amount of $327,981.00 dated May 14, 1996.

5. Note payable to The CIT Group in the original principal amount of $335,439.44 dated March 6, 1996.

6. $1,000 Toll Bond payable to the New York State Thruway Authority dated August 13, 1996.

7. $1,000 Toll Bond payable to the Massachusetts Turnpike Authority dated July 10, 1996.

8. $5,000 Toll Bond payable to the Maine Turnpike Authority dated September 20, 1995.

9. $32,000 Toll Bond payable to the New Jersey State Turnpike Authority dated March 6, 1995.

10. $5,000,000 Performance Bond payable to the Bergen County Utilities Authority dated January 26, 1995.

11.   $15,000 Permit Bond payable to the State of Texas dated August 11, 1992.

12. $1,000 Permit Bond payable to the Texas Highway Authority dated September 1, 1991.

13.   $1,000,000 Performance Bond payable to the City of New York.

14.   $11,000,000 surety bond for commencement of NYC contract.

15.   $2,000,000 line of credit required for NYC contract.

4.01(c)(vi): Government Contracts

1. Contract No. 94-39 with Bergen County Utilities Authority dated January 19, 1995.

2.    Contract with New York City for Biosolids Management Services.

3. Contract with Camden County Municipal Utilities Authority dated January 13, 1997 approving final Settlement Agreement.

4. Award of 10 year $23.5 million biosolid contract from Joint Meeting of Union and Essex Counties.

4.01(c)(vii): Agreements Not to Compete

None

4.01(c)(viii): Agreements Between Company, EPIC and Robert Longo

1.    R. J. Longo Employment Agreement referred to in Schedule 3.03(b)(1).

2. Earn Out Agreement between Robert J. Longo and the Company regarding Hempstead Contract.

3. Earn Out Agreement between Robert J. Longo and the Company regarding the New York City Municipal Solid Waste Contract.

4.01(c)(ix): Agreements between Company, Robert Longo and EPIC

Same as 4.01(c)(viii)

4.01(c)(x): Other Material Contracts and Permits

1.    NJDEP Intermodal Container Facility Permit Reg. No. 17244

2.    USDOT Solid Waste Transportation License No. 568451

3.    USEPA Permit, No. NJD986647501

4.    NJBPU Certificate of Public Convenience and Necessity No. SW1889

5.    NJPDES Permit No. NJ0081361 for container storage site

6. Solid/Hazardous Waste Transportation License A-901 pursuant to N.J.S.A. 13.1E-126

7.    ICC Carrier's Certificate No. MC281734

8. Intermodal Container Facility Permit from State of New Jersey Division of Solid Waste Management

                                  Schedule 4.02
                             List of Longo Equipment

See attached Schedule 3.10(b) from Longo Stock Purchase Agreement

                                    EQUIPMENT
                                     3.10(b)

                                      Cost Basis       Accum Dep.     NBV
                                      ----------       ----------     ---
   EPIC
Vehicles - Schedule 3.10(b)(1)       1.043,985.45     785,464.56     .258,520.89

Office
Equipment - Schedule 3.10(b)(2)         45,709.24      44,247.20        1,462.04

Leasehold 1
Improvements - Schedule 3.10(b)(3)     340,586.23     336,961.08        3,625.15

Equipment - Schedule 3.10(b)(4)     15,847,680.72  12,051,340.87    3,796,339.85

Office
Equipment-- Schedule 3.10(b)(5)        200,042.49     194,223.68         5,808.8
                                    --------------------------------------------
Sub-Totals                          17,478.004.13  13,412,247.39     4,065,756.7
                                    --------------------------------------------

RJ LONGO CONSTRUCTION CO., INC.
D/B/A EPIC
FIXED ASSETS: OFFICE EQUIPMENT
YEAR ENDED: DECEMBER 31, 1996

                                                                                                      1995
                                                 COST                 RETIREMENT                  ACCUM. DEPR.    1996
                            DATE    METHOD        OR                    AND/OR       ENDING        BEGINNING     DEPREC.
DESCRIPTION               ACQUIRED   RATE        BASIS     ADDITIONS  ADJUSTMENT     BALANCE        BALANCE      EXPENSE
----------------------------------------------------------------------------------------------------------------------------
1286 DISPOSABLE TRUCK
 BODIES                       1991  S/L 7    5,558,896.36                          5,558,896.36   4,382,679.28  168,031.01
TRANSPORTATION, DECALS,
 SEALS, ETC                   1991  S/L 7       44,021.18                             44,021.18      34,706.67    1,330.64
SPREADER                   2/01/91  S/L 7       15,330.03                             15,330.03      12,086.32      463.39
LOCOMOTIVE                 2/01/91  S/L 7       25,000.00                             25,000.00      19,710.20      755.69
2(4) LEGGED BRIDLES        2/01/91  S/L 7        4,132.65                              4,132.65       3,258.22      124.92
2-LEGGED BRIDLE            4/01/91  S/L 7        1,350.65                              1,350.65       1,064.86       40.83
AIR COMPRESSOR/WELDER      3/08/91  S/L 7        3,050.00                              3,050.00       2,404.65       92.19
GE SCALES                  3/13/91  S/L 7        3,424.00                              3,424.00       2,699.51      103.50
BARTLETT LIFT DEVICE       3/19/91  S/L 7        1,795.00                              1,795.00       1,415.19       54.26
5TH WHEEL                  4/25/91  S/L 7        1,182.77                              1,182.77         932.50       35.75
TRAILOR & WATER TANK       4/23/91  S/L 7        2,135.00                              2,135.00       1,683.25       64.54
8X32 MOBILE OFFICE         4/10/91  S/L 7        6,859.00                              6,859.00       5,407.69      207.33
CONTAINER 20' SLIDER
 #2860281                  5/01/91  S/L 7        2,356.25                              2,356.25       1,857.68       71.22
OFFICE TRLR #2074402       6/05/91  S/L 7        1,250.00                              1,250.00         985.51       37.78
WELDER                     5/12/91  S/L 7        1,500.00                              1,500.00       1,182.61       45.34
SHOP COMPRESSOR            5/31/91  S/L 7          986.11                                986.11         777.46       29.81
CAT 980C #063X08791        7/01/91  S/L 7      202,412.50                            202,412.50     159,583.67    6,118.40
150 RAILROAD CARS             1991  S/L 7    8,952,900.00                          8,952,900.00   6,076,497.67  410,914.62
TAYLOR LIFT TRK MODEL
 TY620L #S-VO-21078        6/01/91  S/L 7      199,695.00                            199,695.00     157,441.17    6,036.26
HITACHI UH083 BACKHOE
 #144-26204               10/01/91  S/L 7       28,890.00                             28,890.00      22,777.11      873.27
TAYLOR LIFT TRK MODEL
 TY920L #21158             6/01/91  S/L 7      293,275.00                            293,275.00     231,220.40    8,864.94
CAT V900CH TOP LOADER
 #03WD00182                6/24/91  S/L 7      277,185.80                            277,185.80     218,535.55    8,378.61
 20' HANDLING ATTACHMENT   7/10/91  S/L 7        6,800.00                              6,800.00       5,361.17      205.55
TITAN-HOBART #91W517161
 WELDER                   10/19/91  S/L 7        2,423.23                              2,423.23       1,910.50       73.25
TRAILER UNIT 1226 #38906  10/31/91  S/L 7        6,725.00                              6,725.00       5,302.05      203.28
2 20' STEEL CONTAINERS    10/06/91  S/L 7        3,500.00                              3,500.00       2,759.43      105.80
1000 INTERBOX CONNECTORS   9/17/91  S/L 7       22,575.00                             22,575.00      17,798.31      682.38
PRESSURE WASHER #PG1413   11/01/91  S/L 7        2,011.14                              2,011.14       1,585.59       60.79
5500 WATT GENERATOR
 #5501R                   12/16/91  S/L 7        1,864.38                              1,864.38       1,469.90       56.35
I R AIR COMPRESSOR
 #160034                   8/15/92  S/L 7        6,900.00                              6,900.00       4,466.69      347.62
AIR COMPRESSOR #1252570    8/15/92  S/L 7        3,324.69                              3,324.69       2,152.23      167.49
WELDER                    11/06/92  S/L 7        2,722.13                              2,722.13       1,762.16      137.14
PRESSURE WASHER
 #59346766                 1/27/94  S/L 7        8,090.46                              8,090.46       2,146.45      849.14
CONVEYOR-MOORHEAD CO       5/16/94  S/L 7        4,198.20                              4,198.20       1,113.81      440.63
V925 LIFT TRUCK
 #8FB00124                 6/27/94  S/L 7      118,355.94                            118,355.94      31,400.55   12,422.20
SCREW EQUIP (MOOREHEAD)    7/06/94  S/L 7       10,537.00                             10,537.00       2,150.41    1,198.08
                                                20,026.25                             20,026.25                   1,430.45
              TOTALS                        15,847,680.72     0.00       0.00     15,847,680.72  11,420,286.42  631,054.45

                                            1996
                          RETIREMENT    ACCUM. DEPR.    12/31/96     DEPR
                            AND/OR         ENDING         BOOK        PER
DESCRIPTION               ADJUSTMENT       BALANCE        VALUE      MONTH
----------------------------------------------------------------------------
1286 DISPOSABLE TRUCK
 BODIES                                4,550,710.29  l,008,186.07  14,002.58
TRANSPORTATION, DECALS,
 SEALS, ETC                               36,037.31      7,983.87     110.89
SPREADER                                  12,549.11      2,780.32      38.62
LOCOMOTIVE                                20,465.89      4,534.11      62.97  TX
2(4) LEGGED BRIDLES                        3,383.14        749.51      10.41
2-LEGGED BRIDLE                            1,105.69        244.96       3.40
AIR COMPRESSOR/WELDER                      2,496.84        553.16       7.68  TX
GE SCALES                                  2,803.01        620.99       8.62  TX
BARTLETT LIFT DEVICE                       1,469.45        325.55       4.52
5TH WHEEL                                    968.25        214.52       2.98
TRAILOR & WATER TANK                       1,747.79        387.21       5.38
8X32 MOBILE OFFICE                         5,615.02      1,243.98      17.28  IL
CONTAINER 20' SLIDER
 #2860281                                  1,928.90        427.35       5.94  IL
OFFICE TRLR #2074402                       1,023.29        226.71       3.15  IL
WELDER                                     1,227.95        272.05       3.78  TX
SHOP COMPRESSOR                              807.27        176.84       2.48  TX
CAT 980C #063X08791                      165,702.07     36,710.43     509.87
150 RAILROAD CARS                      6,487,412.29  2,465,487.71  34,242.88
TAYLOR LIFT TRK MODEL
 TY620L #S-VO-21078                      163,477.43     36,217.57     503.02  NJ
HITACHI UH083 BACKHOE
 #144-26204                               23,650.38      5,239.62      72.77  NJ
TAYLOR LIFT TRK MODEL
 TY920L #21158                           240,085.34     53,189.60     738.75  NJ
CAT V900CH TOP LOADER
 #03WD00182                              226,914.16     50,271.64     698.22  NJ
 20' HANDLING ATTACHMENT                   5,566.72      1,233.28      17.13  NJ
TITAN-HOBART #91W517161
 WELDER                                    1,983.75        439.48       6.10  TX
TRAILER UNIT 1226 #38906                   5,505.33      1,219.67      16.94  NJ
2 20' STEEL CONTAINERS                     2,865.23        634.77       8.82  NJ
1000 INTERBOX CONNECTORS                  18,480.69      4,094.31      56.87  NJ
PRESSURE WASHER #PG1413                    1,646.38        364.76       5.07  NJ
5500 WATT GENERATOR
 #5501R                                    1,526.25        338.13       4.70  IL
I R AIR COMPRESSOR
 #160034                                   4,814.31      2,085.69      28.97  TX
AIR COMPRESSOR #1252570                    2,319.72      1,004.97      13.96  TX
WELDER                                     1,899.30        822.83      11.43
PRESSURE WASHER
 #59346766                                 2,995.59      5,094.87      70.76  TX
CONVEYOR-MOORHEAD CO                       1,554.44      2,643.76      36.72  MA
V925 LIFT TRUCK
 #8FB00124                                43,822.75     74,533.19   1,035.18  TX
SCREW EQUIP (MOOREHEAD)                    3,348.49      7,188.51      99.84  MA
                                           1,430.45
              TOTALS           0.00   12,051,340.87  3,777,744.04  52,468.67

RJ LONGO CONSTRUCTION CO., INC.
D/B/A EPIC
FIXED ASSETS VEHICLES
YEAR END DECEMBER 31, 1996

                                                 COST                 RETIREMENT                ACCUM. DEPR.   1996
                            DATE    METHOD        OR                    AND/OR       ENDING      BEGINNING    DEPREC.
DESCRIPTION               ACQUIRED   RATE        BASIS     ADDITIONS  ADJUSTMENT     BALANCE      BALANCE     EXPENSE
-------------------------------------------------------------------------------------------------------------------------
91 FORD EXPLORER
  #1FMDU34X1MUB44116      11/05/90  S/L7       21,388.58                             21,388.58   16,988.66       879.99
91 MACK DM690S
  #1M2B209CXMM008956       3/19/91  S/L7       74,286.41                             74,286.41   53,698.50     4,117.59
91 YT-60T OTTAWA TRACTOR
  #11VEC15P6MA000059       3/22/91  S/L7       62,571.00                             62,571.00   45,229.89     3,468.22
91 YT-60T OTTAWA TRACTOR
  #11VEC15P3MA000055       3/22/91  S/L7       62,571.00                             62,571.00   45.229.89     3,468.22
91 YT-60T OTTAWA TRACTOR
  #11VEC15P9MA000058       3/22/91  S/L7       62,571.00                             62,571.00   45,229.89     3,468.22
91 F150
 #1FTDF15NXMNA19335        2/07/91  S/L7       15,900.00                             15,900.00   11,493.43       881.32
91 F150
 #1FTDF15N8MLA26358        2/07/91  S/L7       15,900.00                             15,900.00   11,493.43       881.32
91 F150
 #2FTEFI5NXMCA25761        4/15/91  S/L7       15,500.25                             15,500.25   11,204.48       859.16
85 FORD FLAT
 #1FDKF37LXFKA31418        5/17/91  S/L7        5,000.00                              5,000.00    3,614.28       277.14
PRATT MODEL CT-30/40
 CHASSIS
 #1P9CP4030MS109200        9/30/91  S/L7       28,440.00                             28,440.00   22,195.38     1,248.92
OTTAWA YT-60T TRACTORS-
  #11VEC15P2MA000113       7/30/91  S/L7       63,105.00                             63,105.00   45,615.90     3,497.82
  #11VEC15P0MA000112       7/30/91  S/L7       63,105.00                             63,105.00   45,615.90     3,497.82
  #11VEC15P9MA000111       7/30/91  S/L7       63,105.00                             63,105.00   45,615.90     3,497.82
  #11VEC15P6MA000110       7/30/91  S/L7       63,105.00                             63,105.00   45,615.90     3,497.82
91 FORD F150
 #1FTDF15Y2MNA75523        9/09/91  S/L7       12,812.85                             12,812.85    9,261.87       710.20
DUNRIGHT TRLR
 #DR91212R0DD3             7/22/91  S/L7       37,718.00                             37,718.00   27,264.73     2,090.66
AJAX CHASSIS #601          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #602          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #604          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #605          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #606          8/22/91  S/L7        6,400.00                              6,490.00    4,626.28       354.74
AJAX CHASSIS #607          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #608          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #609          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #603          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #610          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #613          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #611          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #612          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #614          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #615          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #616          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #617          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #618          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #619          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
AJAX CHASSIS #620          8/22/91  S/L7        6,400.00                              6,400.00    4,626.28       354.74
5 CT30/40-3FT TRI-AXLE
 CHASSIS                  11/06/91  S/L7      163,708.75                            163,708.75  118,338.11     9,074.13
 PRATT#1P9CP4032MS109229
 PRATT#1P9CP4034MS109216
 PRATT#1P9CP4032MS109215
 PRATT#1P9CP4030MS109214
 PRATT#1P9CP4039MS109213
92 EXPLORER
 #1FMDU34X7NU827161       12/04/91  S/L7       26,967.57                             26,967.57   16,608.11     2,071.89
92 EXPLORER
 #1FMDU34X8NUB85151        4/15/92  S/L7       20,845.03                             20,845.03   10,905.01     1,988.00
82 MACK
 #1M2N179Y3CA077198        3/23/95  S/L7       18,800.00        0.00                 18,800.00    1,410.03     1,880.00
96 FORD F-150              3/21/96  S/L5                   18,584.95                 18,584.95        0.00     1,858.50
TOTALS                                      1,025,400.50   18,584.95    0.00      1,043,965.45  725,154.95    60,309.61

                          RETIREMENT  ACCUM. DEPR.   12/31/96     DEPR
                            AND/OR      ENDING         BOOK        PER
DESCRIPTION               ADJUSTMENT    BALANCE        VALUE      MONTH
------------------------------------------------------------------------
91 FORD EXPLORER
  #1FMDU34X1MUB44116                   17,868.64      4,399.93     73.33     NJ
91 MACK DM690S
  #1M2B209CXMM008956                   57,816.10     20,587.97    343.13     MA
91 YT-60T OTTAWA TRACTOR
  #11VEC15P6MA000059                   48,698.11     17,341.11    289.02     IL
91 YT-60T OTTAWA TRACTOR
  #11VEC15P3MA000055                   48.698.11     17,341.11    289.02     NJ
91 YT-60T OTTAWA TRACTOR
  #11VEC15P9MA000058                   48,698.11     17,341.11    289.02     NJ
91 F150
 #1FTDF15NXMNA19335                    12,374.74      4,406.58     73.44     TX
91 F150
 #1FTDF15N8MLA26358                    12,374.74      4,406.58     73.44     TX
91 F150
 #2FTEFI5NXMCA25761                    12,063.63      4,295.78     71.60     MA
85 FORD FLAT
 #1FDKF37LXFKA31418                     3,891.43      1,385.72     23.10     TX
PRATT MODEL CT-30/40
 CHASSIS
 #1P9CP4030MS109200                    23,444.31      6,244.62    104.08     TX
OTTAWA YT-60T TRACTORS-
  #11VEC15P2MA000113                   49,113.72     17,489.10    291.49     NJ
  #11VEC15P0MA000112                   49,113.72     17,489.10    291.49     NJ
  #11VEC15P9MA000111                   49,113.72     17,489.10    291.49     NJ
  #11VEC15P6MA000110                   49,113.72     17.489.10    291.49     NJ
91 FORD F150
 #1FTDF15Y2MNA75523                     9,972.06      3,550.98     59.18   NJ-PHIL
DUNRIGHT TRLR
 #DR91212R0DD3                         29,355.38     10,453.28    174.22     TX
AJAX CHASSIS #601                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #602                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #604                       4,981.03      1,713.72     29.56     NJ
AJAX CHASSIS #605                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #606                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #607                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #608                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #609                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #603                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #610                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #613                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #611                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #612                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #614                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #615                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #616                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #617                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #618                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #619                       4,981.03      1,773.72     29.56     NJ
AJAX CHASSIS #620                       4,981.03      1,773.72     29.56     NJ
5 CT30/40-3FT TRI-AXLE
 CHASSIS                              127,412.24     45,370.64    756.18
 PRATT#1P9CP4032MS109229                                                     NJ
 PRATT#1P9CP4034MS109216                                                     IL
 PRATT#1P9CP4032MS109215                                                     IL
 PRATT#1P9CP4030MS109214                                                     TX
 PRATT#1P9CP4039MS109213                                                     NJ
92 EXPLORER
 #1FMDU34X7NU827161                    18,680.00     10,359.46    172.66   NJ-BOB
92 EXPLORER
 #1FMDU34X8NUB85151                    12,893.02      9,940.02    165.67  NJ-AUGIE
82 MACK
 #1M2N179Y3CA077198                     3,290.03     17,389.97    156.67     TX
96 FORD F-150                           1,858.50     18,584.95    154.87
TOTALS                    0.00        785,464.56    318,830.50  5,025.80

COMPANY: RJ LONGO CONSTRUCTION
FIXED ASSETS: OFFICE EQUIPMENT
YEAR ENDED: DECEMBER 31, 1996

                                                           COST               RETIREMENT
                                 DATE       METHOD/        OR                  AND/OR       ENDING
         DESCRIPTION:          ACQUIRED    OR RATE        BASIS     ADDITIONS   ADJUST      BALANCE

----------------------------------------------------------------------------------------------------

U SHAPED EXEC. DESK & CABINETS   2/81        ACRS-5     5,735.00                          5,735.00
GOAT SKIN DESK                   3/81        ACRS-5     3,156.00                          3,156.00
OFFICE FURN. (RECEPT. AREA)      4/81        ACRS-5     9,481.30                          9,481.30
EXECUTIVE DESK SET               4/81        ACRS-5     4,108.65                          4,108.65
FILES                            4/81        ACRS-5     3,209 85                          3,209.85
OFFICE FURN.(BOB'S OFFICE)       4/81        ACRS-5     3,134.00                          3,134.00
CABINETS (ENGINEERS OFFICE)      4/81        ACRS-5       620.00                            620.00
OFFICE FURN. (BOB'S OFFICE)      4/81        ACRS-5     2,723.00                          2,723.00
IBM SSP OPERATING SYSTEM         7/85        ACRS-5    89,944.00                         89,944.00
ROOM DIVIDER PANELS (ENGINEER)   7/85        ACRS-3     3,948.66                          3,948.66
2 S1104 L5-4 TIER LATERAL FILES  10/85       ACRS-5     1,333.48                          1,333.48
6 FILE CABINETS-LATERAL FILE
STORAGE CABINET                  3/86        ACRS-5     3,023.00                          3,023.00
SHREDDER & STAND MODEL 31O       7/86        ACRS-5     1,472.34                          1,472.34
XEROX 1038 ZOOM COPY MACH.-
S/N 26E-217288                   7/86        ACRS-5     4,130.82                          4,130.82
256K MEMORY UPGRADE              10/29/86    ACRS-5     1,250.00                          1,250.00
512K MEMORY UPGRADE              10/29/86    ACRS-5     2,500.00                          2,500.00
DECISON SUPPORT WRITER           11/25/86    ACRS-5     3,900.00                          3,900.00
CANNON FAX 230 #3204597          04/23/87    ACRS-5     2,332.00                          2,332 00
8500 SHARP COPIER #8621069       5/15/89     ACRS-5    10,536.40                         10,536.40
CENTURY TELEPHONE SYSTEM         9/25/89     ACRS-5    11,834.90                         11,834.90
FAX MACHINE (68)SHARP#9714850Y   5/03/90     ACRS-5       793.94                            793.94
FAX MACHINE(69)                  2/09/90     ACRS-5     1,580.46                          1,580.46
RICOH COPIER #2149060623(69)     2/16/90     ACRS-5     2,114.70                          2,114.70
SHARP FAX 4900 #10109831         5/24/91     ACRS-5     3,359.80                          3,359.80
EVERCLEAR COPIER-CAMDEN          9/11/91     ACRS-5     1,683.00                          1,683.00
SHREDDER                         10/31/91    ACRS-5     1,603.93                          1,603.93
RICOH COPIER FT2260#2141090196   8/24/92     ACRS-5     3,552.06                          3,552.06
COPIER-CAMDEN                    10/08/92    ACRS-5     2,459.20                          2,459.20
RICOH COPIER #2732520190         1/31/94     ACRS-5    14,522.00                         14,522.00

TOTAL                                                 200,042.49        0.00     0.00   200,042.49

                                                  12/31/96     RETIREMENT                12/31/96    DEPREC.
                                     GENERAL       DEPREC.      AND/OR       GENERAL       BOOK        PER
         DESCRIPTION:                LEDGER        EXPENSE      ADJUST       LEDGER        VALUE      MONTH

-----------------------------------------------------------------------------------------------------------------

U SHAPED EXEC. DESK & CABINETS      5,735.00                               5,735.00        0.00       0.00
GOAT SKIN DESK                      3,156.00                               3,156.00        0.00       0.00
OFFICE FURN. (RECEPT. AREA)         9,481.30                               9,481.30        0.00       0.00
EXECUTIVE DESK SET                  4,108.65                               4,108.65        0.00       0.00
FILES                               3,209.85                               3,209.85        0.00       0.00
OFFICE FURN.(BOB'S OFFICE)          3,134.00                               3,134.00        0.00       0.00
CABINETS (ENGINEERS OFFICE)           620.00                                 620.00        0.00       0.00
OFFICE FURN. (BOB'S OFFICE)         2,723.00                               2,723.00        0.00       0.00
IBM SSP OPERATING SYSTEM           89,944.00                              89,944 00        0.00       0.00
ROOM DIVIDER PANELS (ENGINEER)      3,948.66                               3,948.66        0.00       0.00
2 S1104 L5-4 TIER LATERAL FILES     1,333.48                               1,333.48        0.00       0.00
6 FILE CABINETS-LATERAL FILE                                                                          0.00
STORAGE CABINET                     3,023.00                               3,023.00        0.00       0.00
SHREDDER & STAND MODEL 31O          1,472.34                               1,472.34        0.00       0.00
XEROX 1038 ZOOM COPY MACH.-
S/N 26E-217288                      4,130.82                               4,130.82        0.00       0.00
256K MEMORY UPGRADE                 1,250.00                               1,250.00        0.00       0.00
512K MEMORY UPGRADE                 2,500.00                               2,500.00        0.00       0.00
DECISON SUPPORT WRITER              3,900.00                               3,900.00        0.00       0.00
CANNON FAX 230 #3204597             2,332.00                               2,332.00        0.00       0.00
8500 SHARP COPIER #8621069         10,536.40                              10,536.40        0.00       0.00
CENTURY TELEPHONE SYSTEM           11,834.90                              11,834.90        0.00       0.00
FAX MACHINE (68)SHARP#9714850Y        793.94          0 00                   793.94        0.00       0.00
FAX MACHINE(69)                     1,580.46          0.00                 1,580.46        0.00       0.00
RICOH COPIER #2149060623(69)        2,114.70          0.00                 2,114.70        0.00       0.00
SHARP FAX 4900 #10109831            3,023.82        335.98                 3,359.80        0.00      28.00
EVERCLEAR COPIER-CAMDEN             1,514.70        168.30                 1,683.00        0.00      14.03
SHREDDER                            1,443.55        160.38                 1,603.93        0.00      13.37
RICOH COPIER FT2260#2141090196      2,841.64        710.42                 3,552.06        0.00      59.20
COPIER-CAMDEN                       1,967.36        491.84                 2,459.20        0.00      40.99
RICOH COPIER #2732520190            5,808.79      2,904.40                 8,713.19    5,808.81     242.03

TOTAL                             189,462.36      4,771.32     0.00      194,233.68    5,808.81     397.61

                                  Schedule 4.04
                       List of Longo Licenses and Permits

See list of permits in Schedule 4.01(c)(x)